PRELIMINARY

                           DE TOMASO INDUSTRIES, INC.
                               107 Monmouth Street
                           Red Bank, New Jersey 07707
                                 (908) 842-7200

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
De Tomaso Industries, Inc.


     An Annual Meeting of Shareholders of De Tomaso Industries, Inc. (the "Company") will be held at _____________________________________, New York, on
July 15, 1996 at 10:00 A.M., for the following purposes:

     1. To elect a Board of nine Directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

     2. To amend the Articles of Incorporation to increase the number of shares of authorized common stock to 50,000,000 and change the par value to $.01 per share.

     3. To amend the Articles of Incorporation to eliminate authorization for preferred stock.

     4. To amend the Articles of Incorporation to change the name of the Company to Trident Rowan Corp.

     5. To approve the adoption of the 1995 Non-Qualified Stock Option Plan.

     6. To approve the adoption of the 1995 Stock Option Plan for Outside Directors.

     7. To ratify the 1993 sale by O.A.M., S.p.A. (a subsidiary of the Company) of its 51% equity interest in Maserati S.p.A. to Fiat Auto, S.p.A.

     8. To act upon any other business that may properly come before the meeting.

     The shareholders of record at the close of business on ___________________ will be entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.


     You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill in and sign the enclosed Proxy exactly as your name appears on your stock certificate, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience. The giving of this Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                       By Order of the Board of Directors


                                 Carlo Previtali
                                    Secretary

Dated: Milan, Italy
       May __, 1996

                           DE TOMASO INDUSTRIES, INC.
                               107 Monmouth Street
                           Red Bank, New Jersey 07707
                                 (908) 742-7200

                                   PRELIMINARY
                                 PROXY STATEMENT

Solicitation and Use of Proxy


     The enclosed Proxy is solicited by the Board of Directors of De Tomaso Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on July 15, 1996 and at any adjournments thereof, for the purposes set forth in the attached Notice of Meeting. Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or by giving a duly executed proxy bearing a later date. Proxies, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting. Where choices are specified by a shareholder by means of the ballot provided on the Proxy for that purpose, the Proxy will be voted in accordance with such specifications. In the absence of such specifications, the Proxy will be voted FOR the slate of nominees for directors proposed by management, FOR each of the proposals to amend the Articles of Incorporation, FOR the approval of each of the 1995 Non-Qualified Stock Option Plan and the 1995 Stock Option Plan for Outside Directors, and FOR the ratification of the sale by O.A.M. S.p.A. of its 51% equity interest in Maserati S.p.A, ("Maserati") to Fiat Auto S.p.A. (the "Maserati Sale"). The Notice of Meeting and the Proxy Statement are being mailed
to shareholders  on or about       , 1996.  Under Maryland law and the Company's
Charter and ByLaws, abstentions will be counted in determining whether a quorum is present and broker non-votes will not be counted. Abstentions and broker non-votes will not be counted as affirmative votes.


     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by the use of the mails, certain officers of the Company may solicit proxies personally and by telephone. The Company may request banks, brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their out-of-pocket expenses.

================================================================================

                                   PLEASE NOTE

     Information pertinent to the proposal to ratify the Maserati Sale will be found beginning at page 55. Shareholders are urged to read such information carefully, along with the rest of this Proxy Statement, prior to completing and returning their proxy cards.

================================================================================
Outstanding Shares and Voting Rights


     As of ________________, 1996, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 4,744,332 shares of common stock, par value $2.50 per share, which constitute the only outstanding securities of the Company having voting rights. Each outstanding share of common stock is entitled to one vote on each matter to be voted. A majority of the shares of common stock represented in person or by proxy, will constitute a quorum for the transaction of business.

     The affirmative vote of two-thirds of all of the votes entitled to be cast on such matter is required to adopt the resolution to ratify the Maserati Sale and to amend the Articles of Incorporation. The affirmative vote of a majority of all of the votes cast at the meeting in person or by proxy is required to approve each of the 1995 Non-Qualified Stock Option Plan and the 1995 Option Plan for Outside Directors. Finprogetti, S.p.A. ("Finprogetti") and the trustee (the "Trustee") of shares which had been owned by Alejandro De Tomaso, the former Chairman of the Board of the Company, having in the aggregate, the right to cast 49.1% of the votes which may be cast at the Annual Meeting, have agreed to vote for ratification of the Maserati Sale, and have indicated that they will also vote in favor of the amendments of the Articles of Incorporation. Additionally, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro De Tomaso's family may be expected to vote in favor of both proposals, although the holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trustee, aggregate 65.6% of the votes which are entitled to be cast. Ratification of the Maserati sale, and approval of the amendment of the Articles of Incorporation are therefore reasonably certain.


Introduction

     Since 1993, the Company has been engaged in a basic refocus of its operations and strategic direction.

     In January 1993, the Company was primarily a manufacturer of luxury Italian automobiles under the "Maserati" brand name, and, secondarily, was a manufacturer of Italian motorcycles under the "Moto Guzzi" brand name. After sustaining significant losses in its operations for many years, and after trying without success to engage in strategic relationships with larger, better financed automobile companies, the Company sold its Maserati operations to the large Italian automobile company, Fiat Auto S.p.A. (see "Maserati Sale" below).


     The Company today, as a result of actions undertaken by the Board of Directors, including the sale of Maserati, is profoundly different from the Company as it existed in January 1993. While continuing to operate its Moto Guzzi S.p.A. motorcycle business, as a result of the July 17, 1995 Finprogetti Acquisition (see, "The Finprogetti Acquisition" below), the Company, through Temporary Integrated Management, S.p.A., has established itself as a provider of hands-on temporary management services and capital to companies which represent "turnaround" opportunities or which otherwise present opportunistic investment possibilities for the Company. In addition, the Company has bolstered its capital through private investments made by certain Finprogetti investors in connection with the Finprogetti Acquisition. Certain real estate assets acquired from Finprogetti are intended to be liquidated and the proceeds used in connection with the Company's new turnaround and opportunistic investment business.

     Additionally, Mr. Alejandro De Tomaso, the Company's former President and Chairman of the Board, on July 17, 1995 resigned from all of his offices. Previously, he had disposed of his entire interest in the Company's securities (see "Retirement of Former Chairman; Repurchase of Former Chairman's Shares", below).

     In 1993, following the sale of Maserati, a number of shareholders held the view that the Company no longer was engaged in the business which had attracted them to invest. They also felt that the securities market did not reflect the value they thought was inherent in the Company's assets. In response, the Board, adhering to a promise made to shareholders, intends to commence a program to accept for repurchase up to 80% of the shares of common stock in the hands of the public if the proposal to ratify the Maserati Sale is approved at the shareholders' meeting (see "Planned Stock Repurchase Program" below). Shortly after the completion of the Repurchase Program, the Company intends to commence an offering to the public of units of common stock and warrants to purchase common stock (see "Proposed Public Offering" below).


Planned Stock Repurchase Program


     Commencing a few days following the shareholders' meeting to which this proxy statement relates, if the proposal to ratify the Maserati Sale is approved, the Company plans to initiate a program in which each shareholder may, on a single occasion during a stated period, tender to the Company up to 80% of the shares of common stock owned by such shareholder for repurchase at the price of $12.26 per share. No shareholder will be permitted to tender all of such person's shares, but will be permitted to tender up to 80% thereof. Finprogetti, the Trustee, the Finprogetti shareholders who separately purchased 408,008 shares of the Company's common stock, and all of the Company's officers and directors, have agreed not to submit their shares for repurchase. A maximum of 1,285,714 shares will be subject to repurchase under the program. The Company will use working capital, available lines of credit and other assets, if necessary, to finance the repurchase program. While the repurchase program will be initiated in furtherance of informal promises made to the shareholders, for the long-term benefit of the Company, Management will recommend against shareholders participating in the program. A notice of the commencement of the repurchase program containing a detailed description of its terms and instructions for participation will be disseminated to all shareholders of record shortly after the shareholders meeting if the proposal to ratify the Maserati Sale is approved. The Board has determined to set aside $11,034,000 from cash reserves on hand to satisfy repurchase obligations arising from the repurchase program. Shareholders will receive no less than 70% of the repurchase consideration in cash, and the balance in the form of an interest-bearing note. Shareholders who participate in the repurchase program and tender up to 80% of their shares will remain shareholders of the Company as to the number of shares not tendered.


Proposed Public Offering


     The  Company  expects  to make an  underwritten  "firm  commitment"  public offering of approximately 2,000,000 shares of common stock and 2,000,000 warrants. Each warrant, as currently envisioned, will represent the right to purchase one share of common stock of the Company at an exercise price of 120% of the per-Unit offering price, will be exercisable during the period which begins one year following the effective date of the public offering, and will be redeemable by the Company under certain circumstances. The Company expects that the public offering will occur during the second half of 1996 and intends to use the net proceeds in furtherance of its turnaround management services business. See "Business of The Company", below. There can be no assurance that such public offering will, in fact, be consummated or if consummated, that the terms will be as described above or that the proceeds therefrom will be more or less than the amount of capital used to finance the stock repurchase program.


Business of the Company

     General




     Introduction

     Having effected during 1995 a basic restructuring of its operations and strategic direction, the Company today provides an array of temporary management and opportunistic capital investment resources to troubled businesses located primarily in Italy. By rendering these services, the Company acquires the ability to earn fees from its management engagements

(including negotiated bonuses in the form of cash or equity for achieving agreed upon results), and to make investments of its capital, alone or with other strategic or financial investors, in minority or controlling equity positions in managed companies.

     The Company plans to realize income from the operations of wholly or majority owned companies ("Portfolio Companies") and from the disposition of its equity interests in the Portfolio Companies and in managed companies in which it owns minority interests at enhanced values resulting from the rendering of management services to these companies by the Company.

     The Company's new business structure enables it to apply its management and capital investment skills to present and future Portfolio Companies as well as to outside clients, to incentivize outside clients to make greater use of the Company's resources, and to utilize its clients as sources for new management engagements and capital investment opportunities.

     The Company's strategic refocus is an outgrowth of the sudden illness in 1993 of the Company's former chairman, Alejandro De Tomaso, and, contemporaneously, the divestiture by the Company of the entirety of its controlling interest in its then principal Italian operating subsidiary, Maserati S.p.A., to Fiat Auto S.p.A.

     In 1993, after the Maserati sale, the Company's only operating subsidiary was G.B.M. S.p.A. (since renamed Moto Guzzi S.p.A. and referred to throughout this Proxy Statement as "Moto Guzzi"). At that time, Moto Guzzi was a manufacturer of medium and high priced motorcycles which for years had been both unprofitable and undercapitalized. The Company's Board was prepared to consider a capital investment by or joint venture with a third party, the sale of its interest in Moto Guzzi, or some other form of business combination to repair Moto Guzzi's capital deficiencies and financial condition.

     When those efforts proved unsuccessful, the Company, in May 1994, engaged the predecessor of Temporary Integrated Management S.p.A. ("T.I.M.") to provide Moto Guzzi with critically needed temporary management in order to staunch losses and to design a capital plan for future growth or sale of the subsidiary. Management selected and installed by T.I.M. continues to operate Moto Guzzi. As described below, under T.I.M.'s direction, Moto Guzzi increased production and sales, reduced costs, and achieved, in 1995, virtual break-even results on an operating basis. The Company's 100%-owned motorcycle manufacturing subsidiary today manufactures a high priced line of motorcycles under the trademark "Moto Guzzi", and is the successor to businesses acquired by the Company in 1972. Moto Guzzi cycles vary in engine displacement from 300cc to 1,100cc, although the subsidiary has determined to focus its future sales and development efforts on its larger motorcycles, having engines of 750cc or greater.

     T.I.M. is now a wholly-owned subsidiary of the Company, having been acquired in 1995 as part of the purchase of substantially all of the operating assets of Finprogetti, S.p.A., (see "Finprogetti Acquisition", below). While the operations of T.I.M. to date have not been material to the consolidated results of operations of the Company, the acquisition of T.I.M. was an essential component of the redirection of the Company's business strategy, as it permits the Company to combine T.I.M.'s skill and knowledge in providing capable management to troubled businesses with the Company's abilities in analyzing capital requirements and transaction structuring, and to apply such capabilities to investment opportunities arising out of T.I.M.'s management engagement.

     Previously, in November, 1993, T.I.M.'s management services were engaged by Finprogetti, itself a financially troubled, privately held Italian corporation, the capital of which was invested in real estate and financial services ventures. Finprogetti acquired a 55% equity interest in T.I.M. in November, 1994 by buying shares from Albino Collini, T.I.M.'s founder. Sig. Collini had become Finprogetti's managing director in November, 1993.

     Finprogetti Acquisition

In December 1994, the Company received an offer from Finprogetti in which it was proposed that: (a) the Company would acquire substantially all of the operating assets of Finprogetti, including its Italian real estate interests, its T.I.M. subsidiary, a leasing and factoring company and certain Italian tax receivables aggregating Lit. 5,150,000,000 ($3,243,000)(1), in exchange for newly issued shares of the Company's common stock valued at Lit. 20,106.73 per share ($12.26 at the then-prevailing exchange rate), and (b) Finprogetti would make or cause others to make additional equity investments in the Company aggregating up to Lit. 15,000,000,000 ($9,446,000) paying cash therefor at the same price of Lit. 20,106.73 per share. If aggregate additional equity investments were less than Lit. 15,000,000,000, it was agreed that Finprogetti would realize a reduction in the number of shares to be issued in connection with the acquisition of the Finprogetti assets.

- ----------

(1) Throughout this Proxy Statement, all amounts are stated in Italian Lire, unless otherwise stated. Amounts in Italian lire have been converted into U.S. dollars solely for convenience at the exchange rate of 1,588 to the U.S. dollar prevailing on December 31, 1995.

     The US dollar equivalent amounts are included solely for the convenience of the readers of the financial statements. It should not be construed that the assets and liabilities, expressed in US dollar equivalents, can actually be realized in or extinguished by US dollars at the exchange rates used in the accompanying translation.

     After the receipt of cash of Lit. 8,204 million (approximately U.S. $5,000,000) for the subscription to 408,008 shares, the Company adjusted the number of shares to be given so that 1,922,652 shares were issued to effect the acquisition from Finprogetti S.p.A., in addition to the shares issued in exchange for cash. Of the total number of shares issued of 2,330,660 for the acquisition from Finprogetti, including the subsequent purchase of 408,008 shares, 248,673 are to be held in escrow pending realization by the Company of the tax receivable of Lit. 5,150 million that was included in the assets acquired.

     The Lit 39,447 million total purchase price reported in the balance sheet to effect the Finprogetti Agreement reflects Lit. 38,223 million (Lit. 16,400 per share; U.S.$10.00 per share) assigned to the 2,330,660 shares issued plus costs of Lit. 1,224 million incurred in connection with the acquisition. The acquisition has been accounted for by the purchase method. Accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based on the fair values at the date of the acquisition. The purchase price was allocated as follows:

                                               US$'000       Lire m.

     Cash                                       5,166         8,204
     Real estate interests                     21,479        34,109
     Concession rights over real estate         2,960         4,700
     Less: related long-term debt             (12,238)      (19,431)
     Trademark and other intangible assets      3,148         5,000
     Other assets and liabilities, net          3,355         5,329
     Goodwill                                     967         1,536
                                               ------        ------
                                               24,837        39,447
                                               ======        ======

     The excess of the purchase price paid over the fair values of the net assets acquired has been recorded as goodwill, which is being amortized in accordance with the Company's policy. Results of the Finprogetti companies are included in operations from July 1, 1995 and the amount of goodwill amortization for fiscal year 1995 was Lit. 77 million.

     The former Finprogetti real estate assets acquired by the Company are not presently intended to be held long term. The Company either will seek a strategic partner to help manage the properties or will seek to dispose of them in due course and at maximally favorable values.

     Lita Acquisition

     On July 25, 1995, in the first execution of its new business plan following its acquisition of Finprogetti's subsidiaries the Company, through one of its Italian subsidiaries, acquired Lita S.p.A. ("Lita"), an Italian manufacturer of steel tubing used for automotive purposes and in the manufacture of metal furniture. Lita's operations, while not material to the Company's consolidated 1995 results of operations, are expected to be material to the Company's operations in 1996.

     T.I.M. had been retained to manage Lita after a material decline in Lita's operations, and to oversee its sale to a third party to be identified by T.I.M. The physical and operational presence of T.I.M. at Lita, its ability to examine and comprehensively analyze the managed company's operational and capital needs and T.I.M.'s ability to its client to meet its strategic objective of selling Lita represents an example of an investment opportunity arising from T.I.M.'s management business. The stock of Lita was acquired at a cost of Lit. 615 million ($387,280), representing a discount of approximately Lit. 1,600 million ($1,008,000) from the book value of Lita's assets. Through management provided to Lita by T.I.M., the Company hopes to enhance the value of Lita as a Portfolio Company and benefit both from income generated from Lita's operations and from an eventual disposition of the rejuvenated subsidiary.

     In summary, while the strategic focus of the Company is to seek opportunistic investments through relationships developed from its management service business with business owners and bank creditors, today, through its Portfolio Companies, the Company has material operations in the following industry segments:

     o    the  manufacture  and sale of high  priced  motorcycles  through  Moto
          Guzzi;

     o the operation and sale of operating and developmental real property through subsidiaries acquired from Finprogetti; and

     o    the manufacture and sale of specialty steel tubing through Lita.

     Additionally, the Company owns 84.35 % of the capital stock of O.A.M. S.p.A., the entity which had owned Maserati S.p.A. Chrysler Corporation has owned a 15.65% equity interest in O.A.M. since 1986.

     The Company also owns 100% or controlling interests in the following subsidiaries which are either inactive or which are being liquidated, and which in the aggregate account for less than 1% of the consolidated net worth of the
Company: Tridentis, S.A., Newstead, Ltd., Finprogetti Servizi S.p.A., American Finance, S.p.A. and Storm S.p.A.

     Additionally, the Company's wholly-owned subsidiary, Maserati Automobiles, Inc. ("MAI") has discontinued its operations and is being liquidated. Its only significant asset is real estate located in Baltimore, Maryland, having a book value of approximately $720,000, which the Company has contracted to sell at a gain.

     The Company's strategic plan is to expand substantially the size and scope of the Company's hands-on management and financing business in "turnaround" and opportunistic investment situations. The Company intends to engage from time to time in strategic relationships with other enterprises which are both well-capitalized and which finance troubled and underperforming businesses or which are seeking "local" partners with hands-on management capabilities.

     The Company was incorporated under the laws of the State of Maryland in 1917.


     The following charts depict the structure of the Company prior to the Finprogetti Acquisition, and currently as a result thereof and as a result of subsequent acquisitions.

     The following is a textual summary of the organizational chart of the Company as at December 31, 1994. The chart in graphical form is included in the paper version of this filing:


     The Company owns 100% of the equity interest in Maserati Automobiles, Inc., and a 99.9% equity interest in G.B.M. S.p.A. ("GBM") and American Finance S.p.A. ("AF").


     GBM owns a 99.67% equity interest in Centro Ricambi S.r.l., and a 45% equity interest in A+G Motorrad GmbH.


     AF owns a 100% equity interest in Tridentis Financiere, S.A. ("Tridentis"), a 64.029% equity interest in O.A.M. S.p.A. ("OAM"), and a 96.7% equity interest in Storm S.r.l. Tridentis owns a 100% equity interest in Newstead, Ltd. and a 19.893% equity interest in OAM.

     The following is a textual summary of the current organizational chart of the Company. The chart in graphical form is included in the paper version of this filing:


     The Company owns 100% of the equity interest in Maserati Automobiles, Inc., a Delaware corporation, Finprogetti International Holding, S.A. ("FIH"), a Luxembourg corporation and Finprogetti Servizi S.p.A. ("Servizi"), an Italian corporation. The Company owns a 99.9% equity interest in Moto Guzzi S.p.A. ("Moto Guzzi") and American Finance S.p.A. ("AF"), a 99.67% equity interest in Finprogetti Investimenti Immobiliari S.p.A. ("Immobiliari"), and a 45% equity interest in Temporary Integrated Management S.p.A. ("TIM") all Italian corporations. FIH owns the remaining .33% equity interest in Immobiliari. Servizi owns the remaining 55% equity interest in TIM.

     Moto Guzzi owns a 99.67% equity interest in Centro Ricambi S.r.l., an Italian corporation, and a 25% equity interest in A+G Motorrad GmbH, a German corporation.

     AF owns a 100% equity interest in Tridentis Financiere, S.A. ("Tridentis"), a Luxembourg corporation, an 83.92% equity interest in O.A.M. S.r.l. ("OAM"), and a 99.9% equity interest in Storm S.r.l., Italian corporations. Tridentis owns a 100% equity interest in Newstead, Ltd., and Ireland corporation.

     Immobiliari owns a 99.9% equity interest in Pastorino Strade, S.r.l., a 25% equity interest in Domer S.r.l., an 80% equity interest in Grand Hotel Bitia S.r.l. and a 66.67% equity interest in Immobiliare Broseta S.r.l., all Italian entities. FIH owns the remaining .10% equity interest in Pastorino Strade. Domer owns a 68.19% equity interest in Interim S.p.A. which in turn owns the remaining 33.33% equity interest in Immobiliare Broseta.

     Servizi owns a 95.54% equity interest in Finproservice S.p.A., an Italian corporation.

     FIH owns a 99.9% equity interest in Lita S.p.A., an Italian corporation.

     Industry Segment Information.


     Information on net sales, operating profit, depreciation and amortization, capital expenditures and assets employed for each segment of the Company's business for the three years ended December 31, 1995 is contained in Note 14 of Notes to the Consolidated Financial Statements which accompany this Proxy Statement.


Narrative Description of Business


     The Company has three (3) business segments: motorcycles, steel tubing and commercial real estate development. Two such segments - motorcycles and real estate - were material to the Company's 1995 results of operations.

     (i) Motorcycles





          The motorcycle segment continues to dominate reported results of operations in 1995, accounting for approximately 89.5% of the Company's consolidated net sales.

          Moto Guzzi, the Company's 100%-owned motorcycle manufacturing subsidiary, manufactures a high priced line of motorcycles under the trademark "Moto Guzzi", and is the successor to businesses acquired by the Company in 1972. Moto Guzzi cycles vary in engine displacement from 300cc to 1,100cc, although the subsidiary has made a strategic decision to concentrate development and sales efforts on its largest motorcycles, having engines of 750cc or larger. Moto Guzzi spare parts are distributed through Centro Ricambi S.r.l. ("Centro Ricambi"), now a 100% owned subsidiary of Moto Guzzi following purchase of the minority shareholding of 3.33% in the first quarter of 1996. Moto Guzzi had also manufactured and sold smaller and lower priced cycles under the "Benelli" trademark, but closed production of these vehicles in 1993. Moto Guzzi continues to maintain a small inventory of Benelli motorcycles.

          All motorcycle manufacturing is conducted at Moto Guzzi's Mandello, Italy facility. Moto Guzzi manufactures certain power train components, acquires certain other components from outside suppliers, and performs finishing work and assembly into motorcycle bodies. Moto Guzzi's operations have been managed since May 1994 by a T.I.M.-appointed manager.

      Distribution


          Moto Guzzi maintains an Italian distribution network of over 200 independent dealers.

          In 1995, a single importer-distributor acted as exclusive importer-distributor for Moto Guzzi in each of France, Japan, Denmark, Finland, Germany, Greece, Malta, New Zealand, Norway, Portugal, Sweden, Austria, Switzerland, Australia, the U.K., the United States and Holland.

          Moto Guzzi owns a 25% equity interest in A+G Motorod GmbH ("A+G"), a German corporation, the majority of the shares of which is owned by Aprilia S.p.A., another Italian manufacturer of motorcycles with small displacement engines. A+G distributes the motorcycles of both Moto Guzzi and Aprilia in the German market. An amended shareholders' agreement has extended the current arrangement through December 31, 1996 by which time Moto Guzzi must decide to continue the existing arrangement or to terminate it, with a view to distributing its products in Germany directly or through another distributor.

          No single Italian dealer accounted for more than 5% of the sales of Moto Guzzi in 1995. The Italian dealers who distribute Moto Guzzi motorcycles generally handle other brands as well.

          Net Sales

          From 1981 through 1993, sales and production of Moto Guzzi motorcycles, with only occasional interruptions, had been declining consistently. Production of Moto Guzzi's larger Moto Guzzi machines declined from 2,935 units in 1992 to 2,175 units in 1993. Similar declines were sustained in the smaller Benelli motorcycles (including Benelli models marketed as small Moto Guzzi models).

          In 1994, following the engagement of T.I.M. to improve manufacturing and sales results, Moto Guzzi's overall unit sales improved by 28% and production of the company's larger motorcycles expanded to 3,048 units. In 1995, units sales increased by 23.1% from 4,278 in 1994 to 5,266 in 1995, of which 4,800 had engine displacements of 350cc or greater and 466 had displacements of less than 350cc. Additionally, 448 Benelli motorcycles were sold from inventory.

          All sales are invoiced in Italian lire except sales to the United States which are invoiced in US dollars. Prices are customarily reviewed and are increased to cover increases in production costs at periodic intervals and in light of prevailing exchange rates. Italian prices for motorcycles traditionally have been higher than export prices. In 1995, Moto Guzzi increased prices of its various models twice, with such increases aggregating approximately 9% on average for domestic sales and for export sales invoiced in lire and 4% in respect of export sales to the US, which are invoiced in US dollars. Export sales continued to reflect lower margins than domestic Italian sales.

          Sales in 1995 of Moto Guzzi motorcycles to the Italian and other governments were 16.2% of its total motorcycle sales revenues.

          Backlogs

          Moto Guzzi's entire 1995 production capacity was covered by orders in hand on January 1, 1995. Such orders were subject to cancellation without penalty. Backlog of Moto Guzzi units for 1995 delivery at January 1, 1995 was approximately Lit. 54,803,000,000 ($33,913,000) in the aggregate, representing 5,523 units. Backlog was approximately Lit 10,000,000,000 ($6,188,000) at January 1, 1994. Orders for 1996 delivery exceed current production capacity and the Company expects it will again be unable fully to satisfy demand for its motorcycles in the current year. Such orders too are cancelable without penalty. The Company has drawn up a sales and production plan for 1996 for approximately 6,400 motorcycles based on supplying strategic markets and customers. Customarily, additional orders have been received during the course of the year. A previously obtained five year contract for special-purpose engines has been suspended with no date set for recommencement. No amount pertaining to this project is included as backlog.

          Moto Guzzi is seeking to increase production and productivity without increasing the size of its work force by increased use of component outsourcing.


          Competition


          The sale of motorcycles is a highly competitive business, with competition typically coming from all powered passenger vehicles, as well as motorcycles. The overall market in Italy contracted slightly in 1995, with new vehicle registrations in Italy declining by 2.7% compared to 1994. Overall, Moto Guzzi had a 2.3% share of the Italian domestic market in 1995 and sales of its largest motorcycles (over 750 cc) represented approximately a 2.6% market share. Moto Guzzi's share of the Italian market must be considered in the light of its inability to meet demand in 1995 due to production capacity limitations, as noted above.

          The Italian market remains dominated by large, well-financed Japanese manufacturers. A number of Italian and foreign manufacturers, principally Cagiva, Honda, Yamaha, Kawasaki and Suzuki, sell their products in the Italian market. In 1995, the Italian market shares of the principal competitors of Moto Guzzi on a unit basis were as follows:

          For the largest machines (over 750cc):

          Harley Davidson - 19.7%; BMW - 17.5%; Ducati - 14.6%; Honda - 14.1%; Suzuki- 9.3%; Kawasaki - 8.0%; Moto Guzzi 2.6%; Triumph 2.5%.

          For all motorcycles:

          Honda - 25.4%; Yamaha - 15.2%;  Aprilia - 12.1%; Suzuki - 9.0 %; BMW -
6.7%; Kawasaki - 6.6%; Ducati - 6.1%; Cagiva 5.2%; Harley Davidson - 4.1%; Motor Guzzi 2.3%.

          Moto Guzzi maintains an extremely small share of the world-wide motorcycle market, which is dominated by many of the same manufacturers that predominate in Italy.

          Raw Materials and Components

          The source and supply of motorcycle raw materials, including aluminum for power train components, is not a significant business risk for Moto Guzzi. There are multiple reliable sources for components.

          The cost of imported raw materials is affected by variations in currency exchange rates. In 1994, the value of the Italian lire had declined relative to the currency of Italy's primary trading partners which resulted simultaneously in an increase in the cost of imported raw materials and in an improvement in the price competitiveness of Italian-made finished goods, such as Moto Guzzi's motorcycles. In 1995, as a result of greater stability, currency exchange rates had a less significant effect on costs and price competitiveness.

          During 1995, the costs of materials and components for production of a motorcycle increased by approximately 6.2% over 1994 average costs levels. Approximately 4.8% of this was due to material cost increases, 1.2% to outsourcing of certain components and 0.2% to technical improvements and modifications to specifications. A significant element of the raw material price increase was in respect of purchased aluminum components which increased by approximately 30%, mainly due to aluminum prices.


          Research and Development and Continuing Engineering


          Moto Guzzi is continuously engaged in company-sponsored programs of product improvement and development. Aggregate 1995 research and development expenditures by Moto Guzzi were Lit. 861 million ($542,191) compared to Lit. 197 million ($124,055) in 1994, and Lit. 409 million ($257,557) in 1993. Of the Lit.
861 million expenditure in 1995, approximately Lit. 602 million was in respect of development of models whose production will commence in 1996.

          These on-going programs relate to developing more powerful engines with improved performance and durability characteristics, superior braking systems, suspensions, frames, transmissions and other components applicable to two-wheeled vehicles.


          Seasonal Nature of Business


          Moto Guzzi's business has been turned around to the point that again it is affected by seasonal factors. Retail market demand is highest in the spring and early summer, whereas most sales to the Italian government take place in the last quarter of the year. Moto Guzzi, like most Italian companies, traditionally shuts down production in August of each year and traditionally also has reduced production over the Christmas holidays and in the period immediately following, while inventory is being taken. Moto Guzzi is now seeking to reduce the production slowdown during this December-January period as part of its effort to increase overall production levels by not suspending production during the period of physical inventory taking.

          Working Capital Items


          Moto Guzzi is not affected by any unusual industry practices relating to returns of merchandise or extended payment, nor are they required to carry unusually significant inventories. Due to a strategic decision to increase component outsourcing, inventory levels increased in 1995. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" below.


          Patents and Trademarks


          Except as described below, the business of Moto Guzzi is not and has not been in any material respect dependent upon patents, licenses, franchises or concessions. The component parts of motorcycles are manufactured pursuant to well known techniques and include components which are not unique to its products, although some of these components are specially styled and designed. Management believes that the trade name "Moto Guzzi" and the related trademarks are well known and highly regarded throughout the world, and appropriate steps have been taken to protect Moto Guzzi's rights in these trade names and trademarks in those countries representing significant markets.


          Compliance with Governmental Regulations


          Moto Guzzi, along with other motorcycle manufacturers, has incurred substantial costs in designing and testing products to comply with safety and emissions requirements. Such standards have added, and will continue to add, substantially to the price of the vehicles while competitive pressures have kept export prices lower than domestic Italian sales prices.


          The distribution of motorcycles in the United States is not subject to the required federal safety equipment and damage susceptibility regulations applicable only to automobiles, such as bumper durability, and front and side impact resistance and passive restraint systems insofar as they relate to newly manufactured post-1990 vehicles, nor to state or federal automobile fuel economy or emissions regulations with respect to such vehicles.


          All motorcycles produced by the Company and its subsidiaries for sale in the United States are manufactured with the intent to comply with all applicable federal safety standards. The Company's 1995 model year motorcycles comply with EPA emission standards applicable in all 50 states.


          Employees and Employee Relations


          At December 31, 1995, Moto Guzzi had 338 employees, compared to 303 at December 31, 1994, of whom approximately 74% were engaged in factory production and the balance in various supervisory, sales, purchasing, administrative, design, engineering and clerical activities. At December 31, 1995, the Company's Centro Ricambi parts subsidiary had 19 employees.

Approximately 42% of Centro Ricambi's employees are engaged in warehouse and shipping work, with the balance engaged in supervisory, purchasing, administrative and clerical activities. Labor hourly costs increased approximately 3.4% in 1995 at Moto Guzzi as a result of pay rises of 2.5% and a bonus for reaching production targets of approximately 0.9%. Annualized labor costs based on data through December 31, 1995 were approximately 17 % higher than in 1994 in the aggregate due to the engagement of additional personnel, pay increases and increased overtime. Overtime hours amounted to 9.6% of total hours in 1995 compared to 5.9% in 1994.

          Moto Guzzi was not subjected to any strikes or work stoppages in 1995, whereas two national strikes in 1994 cost Moto Guzzi 3,217 production hours. In Modena, the local Centro Ricambi "company" contract expired on March 31, 1994. A new contract has not yet been signed. Moto Guzzi's "company" contract was renegotiated early in 1996. The terms of the renegotiation are not expected to have a significant impact on labor costs. In 1995, Moto Guzzi did not avail itself of any Italian government furlough program due to production furloughs.

          Under Italian law, persons in a company acquire the right to severance pay based upon salary and years of service. At December 31, 1995, the Company was obligated to pay employees an aggregate of Lit. 8,231,00,000 ($5,183,000) compared to Lit. 7,137,000,000 ($4,494,000) at December 31, 1994.

     (ii) Steel Tubing

     Although not material to its 1995 consolidated operations, Lita, which was acquired on July 25, 1995, is expected to become a material line of business in 1996. Summary information about Lita is therefore provided in this report. All of the stock of Lita was acquired at a cost of Lit. 615,000,000 ($387,280), representing a sizeable discount against the book value of its assets of Lit. 2,264,000,000 ($1,426,000). Lita manufactures plain and perforated molded steel tubes used principally in the automotive and furniture industries. The subsidiary's factory in Torino has a production capacity of approximately 15,000 tons, but the company produced at 60% of capacity in 1995 and has achieved capacity utilization of less than 73% since 1992. T.I.M. had been engaged by the former owners of Lita in October 1994 to provide management assistance, and to assist in identifying potential acquirors. Since T.I.M.'s engagement, most of the customers lost by Lita in 1994 have been regained, supplier relationships re-established and export relationships established. As budgeted by T.I.M.'s managers, Lita, in 1996, is accordingly expected to realize substantially higher revenues than in 1995, and, as a consequence, is expected to become a material subsidiary of the Company.

     (iii) Commercial Real Estate Development Segment

     The Company acquired as part of the Finprogetti transaction a real estate portfolio, which it will seek to liquidate at opportune times. The portfolio consists of investments in four properties in Italy and a minority shareholding in a property development company.

     Commercial property at Cologne, Italy, has a book value of Lit. 16,276 million and outstanding loans secured on the property amounting to Lit. 14,546 million at December 31, 1995. The Cologne property is approximately 22,000 square meters, 80% of which is currently rented to a multinational company under an operating lease expiring in 1998. The remaining space can only be commercially exploited after repairs to the existing structure. A sale, at market value, of all or a portion of the Company's 100% interest to the Company's affiliate, Interim S.p.A. is currently being examined. In current market conditions, the Company expects to recover the book value of the property, after depreciation through the date of sale.

     The Company has a 66.7% interest in Immobiliare Broseta S.r.l. which owns industrial and commercial holdings and additional surrounding land aggregating approximately 66,000 square meters in Bergamo, Italy. The remaining 33.3% is held by the Company's affiliate, Interim S.p.A. Net of minority interests Broseta has a value of approximately Lit. 5,200 million in the Company's balance sheet as at December 31, 1995. The real estate has a book value of Lit. 11,949 million and outstanding loans of Lit. 4,716 million and the major part of the property is represented by six buildings to be restructured for residential use. The Company is negotiating to dispose of its 66.7% interest in this property to Domer S.p.A., at market value (which is not expected to be less than book value), in return for secured loan notes and unsecured loan notes payable on the earlier of completion and eventual sale of the development or three years.

     The Company owns an 80% interest in unimproved land aggregating 2,539,020 square meters near Cagliari (Sardinia), Italy and which has a book value at December 31, 1995 of Lit. 6,000 million. An unaffiliated third party has acquired an option to purchase the Company's interest on or before June 30, 1996 for an amount above book value. The Company does not believe this option will be exercised. The land has development potential for tourism or residential purposes and the Company will explore its disposition following the lapse, or otherwise of the outstanding option.

     The Company owns a 100% interest in Pastorino S.r.l., which owns concession rights over 196 spaces in a municipal parking garage in Genoa, Italy. The book value of the concession rights is Lit. 4,641 million at December 1995. The rights last until the year 2041 and are being depreciated over the period from acquisition to this date. The Company has sub-contracted management of the parking spaces under a three year contract and will consider disposition on the termination of this contract or sooner, depending on market conditions.

     The Company owns a minority interest in Interim S.p.A. (through a 25% indirect interest in Domer S.p.A. which owns 68.2% of Interim S.p.A.). Interim S.p.A. is a property development company based in Brescia, Italy which has several projects under active development as at December 31, 1995. This investment has a value of Lit. 1,630 million as at December 31, 1995 and the Company has no current intention to dispose of it.

Financial Information About Foreign and
Domestic (Italian) Operations and Export Sales



     Motorcycle Business


     All motorcycle production occurs in Italy and foreign sales are made to distributors located outside Italy. Most foreign sales are made to Western
European  countries.  Although  in the  aggregate  sales  outside  of Italy  are significant, sales to any particular country other than France, Germany, the United Kingdom, Holland, Australia, Japan, Austria and Switzerland are insignificant. In 1995, the Company had aggregate sales outside of Italy of Lit. 35,634 million ($22,440,000) representing 65% of total motorcycle sales.


     Set forth below are charts illustrating percentage of motorcycle sales revenues attributable to various geographic areas in the three most recent fiscal years.


      Geographic Areas
      ----------------
                                                       Year Ended December 31
Benelli & Moto Guzzi Motorcycles                     1995       1994      1993
- --------------------------------                     ----       ----      ----
Italy                                                35%         38%       35%
Europe (other than Italy)                            49%         51%       41%
United States                                         6%          5%        6%
Elsewhere                                            10%          6%       18%

      Steel Tubing

      All sales by Lita were made within Italy.


Properties

      The following facilities were, and unless so indicated, are presently, leased or owned by the Company in the active conduct of its business:


     (a) 1,460 square feet of office space at 107 Monmouth Street, Red Bank, New Jersey 07701, in which are located the United States administrative offices of the Company, and which is occupied under a month-to-month lease, at a monthly rental of $970. It is anticipated that the Company will relocate its administrative offices closer to the region's international airports and to the residence of the Company's President and CEO.

     (b) Factory and office facilities owned in fee and located in Mandello del Lario, Italy in a group of one, two and three story buildings aggregating 54,550 square meters, and which is used by Moto Guzzi. This facility is currently operating at approximately

          50% of production capacity calculated as a percentage of available space, compared to a utilization rate of 30% in 1994.

     (c) One single-story 2,800 square meter concrete building located in Modena, Italy and completed in late 1983 with an 8 meter ceiling, rented on a month-to-month basis by Centro Ricambi from De Tomaso Modena, an affiliate of Mr. Alejandro De Tomaso, at a monthly rental of Lit. 9,000,000 ($5,569) since January 1, 1984. This facility has been fully utilized as a spare parts distribution facility for Moto Guzzi. The subsidiary is seeking to relocate its operations to other facilities.

     (d) Office, retail showroom, service and warehouse space at 1501 Caton Avenue, Baltimore, Maryland, situated on a 2.9 acre tract in a steel and masonry building of approximately 25,000 square feet, owned by MAI. The facility had operated at approximately 40% of capacity in 1994. Inasmuch as MAI has suspended operations, the facility became vacant in 1995. The Company has agreed to sell the property and, subject to obtaining a zoning variance from the City of Baltimore, expects to consummate the sale prior to the end of the third quarter. The agreement will expire in July 1996 if the variance has not been obtained.

     (e) A combined commercial and residential building in Rome owned by O.A.M. The two-story building occupies approximately 1,100 square meters. The commercial portion (the basement, ground floor and access ramp) is rented to a Guzzi dealership pursuant to a long-term lease. The first floor is rented for residential purposes, and contains approximately 152 square meters of space. The Company is attempting to dispose of the property during the current fiscal year at not less than book value.

     (f) Offices aggregating 480 square meters in Milan, Italy, used by Finprogetti Servizi, Finprogetti Investimenti Immobiliari and T.I.M. are leased from an entity affiliated with Francesco Pugno Vanoni, the Chairman of the Board of the Company, and his brother, at a cost of Lit. 130,000,000 ($82,000) in 1995 under a lease expiring on August 31, 2000. The rental is believed to be comparable to rents paid for similar facilities elsewhere in Milan.

     (g) Warehouse, offices and surrounding land aggregating 63,874 square meters in Cologne, Italy. Approximately 80% of the 22,122 square meter office and warehouse space is rented to a single tenant at an annual rental of Lit. 1,280,000,000 ($806,000) and negotiations are proceeding  to rent the  remainder  of the  space to the  tenant.  The
          Company is negotiating the disposition of the property, which is encumbered by a Lit. 14,546 million ($9,160,000) mortgage.

     (h) Unimproved land aggregating 2,539,020 square meters in Cagliari, Italy. The Company, through Finprogetti Immobiliari, owns an 80% interest therein, and is exploring its disposition. An unaffiliated third party has acquired an option to purchase the Company's interest on or before June 30, 1996 for Lit. 10,600,000,000 ($6,675,000) less outstanding debt.

     (i) Industrial and commercial holdings and additional surrounding land aggregating 66,301 square meters in Bergamo, Italy. The Company owns, directly or indirectly through its Finprogetti subsidiaries, a 66.7% interest in the property which is available for development but is essentially unused. The sites include six structures which date from the 17th century. The Company is currently negotiating to dispose of this property and related debt of Lit. 4,716 million.

     (j) Offices aggregating 150 square meters in Brescia, Italy used by Finproservice S.p.A. at an annual rental of Lit. 16,000,000 ($9,901) under a six year lease expiring in 2001.

     (k) Subconcession rights to 196 spaces in a municipal parking garage in Genoa, Italy. The spaces are managed by an unaffiliated party under an agreement which expired in June 1995. Subsequently, the Company has sub-contracted management of the parking spaces under a three year contract and will consider disposition on the termination of this contract or sooner, depending on market conditions.

     (l) The Company also owns minority interests in entities which own other property in Bergamo and Brescia.





     (m) Factory and related commercial facility aggregating approximately 10,000 square meters in Torino, Italy leased by Lita, used at approximately 60% of capacity.

Legal Proceedings

      The Company and its subsidiaries are involved in litigation in the normal course of business, Management does not believe, based on the advice of its legal advisors, that the final settlement of such litigation will have an adverse effect on the Company's consolidated financial position as at December 31, 1995.

Market for Registrant's Common Equity and Related Stockholder Matters

      As of March 28, 1996, there were 1,334 holders of record of the Company's common stock.




      The Company's common stock traded on the non-NASD over-the-counter market, commonly called the "pink sheets" in 1993 and until September 23, 1994. Since September 24, 1994, the common stock has traded on the NASDAQ small-capitalization market system. The reported prices represent inter-dealer prices, which do not include retail mark-ups, mark-downs, or any commission to the broker-dealer, and may not necessarily represent actual transactions.

                                                Bid Prices
                                                ----------
      1993                                High Bid    Low Bid
      ----                                --------    -------
      1st Quarter                           3 1/2       3 1/2
      2nd Quarter                           4 1/2       4
      3rd Quarter                           -           -
      4th Quarter                           2           2

      1994                                High Bid    Low Bid
      ----                                --------    -------
      lst Quarter                           3           2 1/2
      2nd Quarter                           5 1/2       2 1/2
      3rd Quarter through September 23      5 1/2       4
      September 26 through September 30     5           4 1/2
      4th Quarter                           9 1/4       4 1/4


      1995
      ----
      lst Quarter                           9 1/2       7 3/4
      2nd Quarter                           9 5/8       8 1/2
      3rd Quarter                           9 3/4       9 3/8
      4th Quarter                          10 1/2       9 1/2

      1996
      ----
      January 1 through March 28           11          10 1/4

     No dividends were declared or paid during 1993, 1994 or 1995. The Company does not believe that its capital needs will permit the payment of a dividend in the foreseeable future.

Selected Financial Data

                                  Year ended
                                  December 31                       Years ended December 31,
                                    1995           1995         1994        1993          1992           1991
                                  ------------------------------------------------------------------------------
                                    US$(1)            (Millions of Italian Lire - except for per share amounts)

Net Sales                         $  45,499   Lit. 72,253      51,994      41,919         45,346         32,219

Loss from continuing operations
 before extraordinary items          (4,395)       (6,980)     (3,277)     (6,736)        (3,967)        (9,811)

Net (loss)/income                    (4,395)       (6,980)     (3,277)    153,497(2)     (75,984)       (17,320)

Loss per share from continuing
 operations before extraordinary
 items                                (1.30)       (2,065)     (1,593)     (2,203)        (1,928)        (4,769)

Net (loss)/income per share           (1.30)       (2,065)     (1,593)     50,204(2)     (36,931)        (8,418)

Total Assets                        115,133       182,830     118,661     127,556        223,295        264,724

Long-term debt                       11,397        18,098       5,004       5,738         71,949(3)      32,056

Cash dividends paid per
 common share                     Dividends have not been paid in the past.


     1995 figures include the effects of acquisitions of certain subsidiaries and assets from Finprogetti S.p.A. and of Lita S.p.A.

     (1) The above information for the year ended December 31, 1995, expressed in Italian Lire, has been translated into U.S. Dollar equivalents in thousands of dollars (except for per share amounts), at the rate of exchange prevailing at December 31, 1995. The prevailing exchange rates as at the end of the five most recently completed fiscal years is as follows:

                 1,588 Lire per U.S. Dollar at December 31, 1995 1,622 Lire per U.S. Dollar at December 31, 1994 1,713 Lire per U.S. Dollar at December 31, 1993 1,478 Lire per U.S. Dollar at December 31, 1992 1,147 Lire per U.S. Dollar at December 31, 1991

     The high, low and average conversion rates for the years 1991-1995 are as follows:

                                 High         Low        Average
                                 ----         ---        -------

                     1995        1,767       1,565        1,626
                     1994        1,689       1,539        1,612
                     1993        1,713       1,478        1,574
                     1992        1,475       1,066        1,243
                     1991        1,364       1,089        1,241

     (2) Includes a gain of Lit. 160,233 million (Lit. 52,407 per share) resulting from the sale of the Company's 51% interest in Maserati S.p.A. to Fiat.

     (3) Long-term debt in 1992 includes advances from affiliates of Lit. 61,000 million.

Management's Discussion and Analysis of
Financial Conditions and Results of Operations

     General

     The acquisition of T.I.M. as part of the Finprogetti transaction enables the Company to apply that subsidiary's management skills to "turn around" troubled companies, enhancing their value. The significant progress achieved at Moto Guzzi at which an operating loss of only Lit. 45,000,000 ($28,000) was realized in 1995, bears witness to the importance of that transaction. Based on its 1996 production budget, Moto Guzzi's unit production and sales are expected to increase by 20% over 1995 levels.

     The acquisition of Lita S.p.A. at a price substantially below its book value illustrates how a T.I.M. management engagement for a client can give rise to an opportunistic investment. Lita, a manufacturer of steel tubing, expects to realize increases in production and revenues over 1995 levels of 50% and 73% respectively. Lita's 1996 operations are expected to be material to the Company's operations.

     T.I.M.'s management engagements frequently involve "turn around" plans requiring financial restructurings. Such restructurings frequently involve the need for new capital, as well as the need for creditors to forgive debt or to convert debt into equity. Each such engagement affords the Company an investment opportunity. What distinguishes the company from other financial investors is that the Company, in investing its capital, relies on its own management skills rather than those of others. The real estate holdings acquired from Finprogetti, while currently constituting material assets on the Company's balance sheet, are intended to be disposed of, with the net proceeds to be utilized to make investments in companies to be managed by T.I.M.

     In reviewing the information that follows, the reader should think of the Company as the combination of management and capital resources being brought to bear through the operation of and investments in troubled companies, with the objective of realizing operating profits and investment gains.

     Results of Operations

     Overview

     Net Sales

     Overall the Company has seen a growth of 38.7% in net sales in 1995 compared to 1994 as follows:

          Organic growth of motorcycle segment            30.4%
          Acquired businesses                             14.4%
          Disposed operations                             (5.9%)

     Margins

     Underlying margins in the motorcycle business, the Company's largest, increased to 15.1% in 1995 from 13.5% in 1994. Margin growth has, however, been contained by reserves and writeoffs for inventory and tooling resulting from strategic decisions to concentrate on larger motorcycles and largely to abandon the smaller "Moto Guzzi" and "Benelli" models. The motorcycle business was still in a turnaround phase at the end of 1995 and, while results achieved in 1995 are very encouraging, further work remains to put this business on a sound "stand-alone" basis. Margins in 1995 were also affected by a large increase in product development costs from Lit. 197 million in 1994 to Lit. 861 million in 1995.

     Margins decreased slightly in 1994 compared to 1993, due largely to a favorable reduction of obsolescence reserves in 1993 outweighing a small improvement in the motorcycle business in 1994.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses reflect an increase of approximately Lit. 2,200 million ($1,385,000), resulting from the Finprogetti and Lita businesses acquired. Direct transaction costs of Lit. 1,224 million ($771,000) were capitalized as part of the purchase cost but, more generally, costs of reorganizing the Company's operating structure have added to expense in 1995 while the anticipated benefits are expected to accrue to future periods. The Company's new operational structure, which was put in place in the second half of 1995, has a higher cost than in prior periods. The Company will seek to reduce these costs by bringing certain accounting and legal functions in-house, from retainer and success fees from services to third parties and operating profits and investment gains from Portfolio Companies.

     There have also been small increases of administrative costs at Moto Guzzi reflecting investment in personnel for new computer systems and a management group to control outsourcing. Reductions in selling, general and administrative expenses in 1994 compared to 1993 largely reflect the efforts of T.I.M. in reducing costs at Moto Guzzi during the early phase of that company's turnaround.

     Interest Income and Expense

     Interest income in 1994 was significantly influenced by Lit. 2,976 million ($1,874,000) of imputed interest on the final installment of Lit. 27,000 million due from Fiat for the sale of Maserati to Fiat in 1993 which was received on January 1, 1995.

     Interest expense has also been significantly affected by the Finprogetti and Lita acquisitions which have resulted in an increase of approximately Lit. 1,100 million of interest expense in the six months since acquisition, principally from real estate loans. External interest expense relative to Moto Guzzi has also increased over 1994, due mainly to build-up of inventory levels. Interest expense in 1994 declined from 1993 due to disposal of debt and advances from banks relating to the disposition of Maserati.

     Taxation

     The Lit. 420 million tax charge on operating losses from continuing operations of Lit. 6,110 million results from the fact that most of the Company's operations are in Italy where companies are taxed on their individual results without the possibility of filing consolidated returns. The Company's corporate and tax structure will be examined in 1996 to seek to improve tax efficiency.

     Discontinued operations

     In May 1993, the Company completed the disposition of its remaining equity interest in its Maserati S.p.A. subsidiary. Maserati, which manufactured Maserati and Innocenti automobiles, had been the Company's most significant industry segment until its disposition.

     Net Loss

     The principal reasons for the increased loss in 1995 compared to 1994 are as follows: (1) Management made a strategic decision to focus Moto Guzzi production on a small number of large, high priced models, resulting in increases in inventory reserve and write-offs of tooling of approximately Lit. 1,800 million ($1,134,000) and research and development expenses for new models which was more than Lit. 600 million ($378,000) above 1994's level; (2) the Company incurred interest expense associated with the real estate acquired from Finprogetti of approximately Lit. 1,000 million ($630,000), and exchange losses of approximately Lit. 900 million ($567,000) arising from a domestic currency swap related to the planned self-tender and from short term intercompany advances from subsidiaries.

     The loss of Lit. 3,277 million in 1994, compared to Lit. 6,736 million in 1993, declined as a result of the commencement of the turnaround at Moto Guzzi since T.I.M. managers took charge in May 1994, and net interest benefits resulting from the proceeds from the sale of Maserati. Moto Guzzi realized a gain of Lit. 2,841,000,000 ($1,789,000) in 1994 from the sale of certain fixed assets, including an electric power generating plant, and a loss of Lit. 1,254,000,000 ($790,000) from a variety of sources, principally currency exchange losses upon collection by Moto Guzzi and other Italian subsidiaries of foreign accounts receivable.

     Motorcycles

     Summary Information (in millions of lire)

     Net sales to unaffiliated customers, in millions of Italian lire:

                                             '95-'94                '94-'93
                         1995        1994    Growth %       1993    Growth %
                         ----        ----    --------       ----    --------

      Motorcycles       55,218     40,714     35.6%       29,986     35.8%
      Parts              9,453      8,135     16.2%        7,498      8.5%
Results:
      Operating Loss       (45)      (632)                  (846)

     Operating loss is defined as total revenues less operating expenses, excluding interest, corporate expenses and other income/(expense).

     Net Sales and Orders

     Units sold increased to 5,266 in 1995 up from 4,278 in 1994 (excluding clearance of old Benelli inventory), with significant growth in the sales of the Company's larger and more expensive models (over 750 cc), where sales increased to 4,800 units from 4,149 units. Moto Guzzi increased prices of its various models twice in 1995, with such increases aggregating approximately 9% on average for domestic sales Italy and for export sales invoices in lire and 4% in respect of export sales to the United States, which are invoiced in US dollars. Unit sales in 1994 improved 28% from 1993 unit sales.

     Sales in 1995 of Moto Guzzi motorcycles to Italian and foreign government bodies amounted to 16.2% of total motorcycle sales revenues (1994 - 17.7%). While sales to government bodies in Italy are significant as a whole to Italian sales, sales to no single government agency are significant.

     The strong growth in motorcycle sales must be viewed in the light of production capacity restraints. Orders in 1995 were in excess of production capacity. Orders for 1996 delivery also exceed current production capacity and the Company expects it will again be unable fully to satisfy demand for its motorcycles in the current year. The Company has drawn up a sales and production plan for 1996 based on supplying strategic markets and customers for approximately 6,400 motorcycles. Orders received for the current fiscal year, as in prior years, are subject to cancellation by the purchaser(s) without penalty.

     Margins

     Underlying margins, excluding the effects of non-recurring items and research and development expenditure, have improved from 13.5% in 1994 to 15.1% in 1995. Reported margins for 1995, however, have been contained to only 11.3% as a result of approximately Lit. 1,800 million of non-recurring reserves and write-offs of inventory and tooling resulting from the strategic decision to concentrate on larger motorbikes and largely abandon the smaller "Moto Guzzi" and "Benelli" models and increased research and product development expenditures of Lit. 861 million compared to Lit. 197 million in 1994.

     The increase in underlying margins in 1995 results from generally favorable selling price increases compared to unit cost increases. Unit production costs have benefitted from increased volumes and reduced per unit absorption of fixed costs, but have been affected by inflation price increases of 4.8%, increased labor costs from pay increases and high overtime levels and increased outsourcing which alone has caused a 1.2% cost increase. Export sales continued to reflect lower margins than domestic Italian sales.

     The Company's plan is to continue to increase outsourcing as this will enable higher volumes which are expected to more than compensate for the higher cost of externally manufactured components.

     Raw Material Prices

     A significant element of the raw material unit price increase in 1995 over 1994 of 4.8% has been in respect of purchased aluminum components which increased in price by approximately 30%, mainly due to the increased price of aluminum on world markets. There have been no other significant raw material price changes other than increases in line with inflation.

     The Company's decision to outsource a larger number of components in 1995 has had a negative impact on unit prices of approximately 1.2%, compared to 1994.

     Labor Costs

     Annualized labor costs, based on data through December 31, 1995, were approximately 17% higher in the aggregate than in 1994 due to the engagement of additional personnel (357 compared to 322), pay increases and increased overtime. Overtime hours amounted to 9.6% of total hours in 1995 compared to 5.9% in 1994. Hourly labor costs increased approximately 3.4% in 1995 as a result of pay rises of 2.5% and a bonus for reaching production targets of approximately 0.9%.

     Two national strikes in 1994 cost 3,217 production hours. There were no strikes or work stoppages in 1995.

     Expenses

     Selling, general and administrative expenses have increased from Lit. 4,931 million in 1994 to Lit. 6,378 million ($4,016,000) in 1995. This includes an exceptional bad debt expense of Lit. 425 million ($268,000) and exchange losses of Lit. 338 million ($218,000) as well as investments in personnel for planned changes in information management systems and a new work group to coordinate all aspects of outsourcing.

     Operating Loss

     As a result of increased revenues, increased margins and increased productivity, Moto Guzzi reduced its operating loss significantly from 1994 levels, achieving a virtual break even operating result.

     Impact of Changing Prices and Exchange Rates

     Inflation continues to have an impact on the motorcycle business. As noted above, aluminum component prices increased by approximately 30% in 1995, compared to 1994, mainly due to the increased metal commodity price. Overall unit material cost increases were approximately 6.2% and labor unit cost increases were 3.2%.

     Both raw material costs and export selling prices are affected by exchange rates. Approximately 67% by units and 65.3% by sales are represented by exports which are denominated in lire except for sales to the United States, which are denominated in U.S. dollars and are not significant to overall sales. Exchange rates were relatively stable in 1995 against other major currencies.

     To the extent permitted by competition, the Company seeks to pass its increased costs from changing prices on to its customers by increasing selling prices. Currently, the Company is still benefitting from the devaluation of the Lire in 1993, following its exit from the European Exchange Mechanism and has been able to pass on cost increases in 1995 in its selling prices.

     The Company's properties were acquired many years ago and the depreciation charges are significantly lower than if they were based on current prices. Other plant and machinery will be replaced over future years at higher costs with higher depreciation charges which, in many cases, may be offset by technological improvements. The Company accounts for inventories on the last-in- first-out
(LIFO) method, under which the cost of sales reported in the financial statements approximates current costs and thus provides a closer matching of revenues and costs in periods of increasing costs.

     Steel Tubing

     Summary Information (in millions of lire)

                                                     1995 (five months)
                                                     ----
            Net Sales to unaffiliated customers      5,831
            Operating profit                           235

     Operating profit/(loss) is defined as total revenues less operating expenses, excluding interest, corporate expenses and other income/(expense).

     General

     Lita S.p.A. is located in Torino and is specialized in the production of plain and perforated high frequency welded tubes destined for the autovehicle sector (65%), furniture (14%), white goods (9%) and other minor market sectors (12%). Products included aluminized steel welded tubes, aluminum clad steel tubes, cold-rolled and hot-rolled steel welded tubes in various shapes (round, rectangular, oval, square etc) from 10 - 65mm diameter and sold both in sections of 6 m. (industry standard) and other lengths to meet particular client requirements. Production takes place in a factory of approximately 10,000 m2 which is owned by the subsidiary's founding family. Annual production capacity (two shifts) is approximately 15,000 tons.

     T.I.M. has worked with Lita since 1994 in preparation for it becoming autonomous. It was previously owned by a multinational group. As a result of the previous owners policy, Lita did not export, volumes had constantly reduced since 1993 and customers had been lost as its production declined. Most of the customers lost in 1994 have now been regained, supplier relationships reestablished and the companies image in the market restored.

     Net sales

     The results of Lita S.p.A. are included in operations since July 26, 1995. Considering the shut-down for most of August, net sales represent approximately 4 months results. Total net sales for fiscal 1995 amounted to Lit. 14, 541 million.

     Operating Profit

     The results of Lita in the limited period since acquisition are be considered very satisfactory, especially since these results are after fees paid to T.I.M. of Lit. 184 million.

     Lita is autonomously financed by credit lines secured on trade receivables and, accordingly, its positive results can be directly compared with the Lit. 615 million investment made in July 1995.

     Real Estate

     The Company's real estate operations were acquired from Finprogetti in 1995. The Company does not plan to remain engaged in this segment on a long-term basis.

     Summary Information (in millions of lire)

                                                          1995 (six months)
                                                          ----
          Rental income                                     770
          Operating loss                                    (92)
          Real estate book values December 31, 1995      34,227
          Related loans, December 31, 1995               19,262

     Operating profit/(loss) is defined as total revenues less operating expenses, excluding interest, corporate expenses and other income/(expense).

     Rental income

     Rental income is in respect of one commercial property, Cologne, approximately 80% of which is rented to a multinational company at an annual rental of Lit. 1,280 million and income from a parking concession in Genoa. Rentals from Cologne amounted to Lit. 690 million and from the parking concessions, Lit. 80 million in the six months to December 31, 1995. Rentals for Cologne are indexed to the cost of living index and the rental agreement expires in 1988. Other properties, described briefly below, are under development or awaiting development and have no operating income.

     Profitability

     The real estate business is not currently profitable due to depreciation, real estate taxes and company administration costs exceeding rental income.

     Development and Sale Prospects

     The Company is seeking to dispose of two of its properties before the end of the second quarter, with particular concern to dispose of the related mortgage debt liabilities. Negotiations are at an advanced stage, though currently there is no certainty that the transactions described below will be completed.

     The Company expects to sell its 66.7% owned investment in land and contiguous industrial areas in Bergamo to its 25% affiliate, Domer S.p.A., at book value in exchange for a purchase consideration comprised of loan notes payable and assumption of debt due in 1996 of Lit. 4,716 million.

     The Company is seeking to sell all or a portion of its 100% interest in Cologne at book value, also to Domer S.p.A. or Interim S.p.A. The finance structure for such transaction has yet to be agreed. In the second case, Interim would assume responsibility for payments due on related mortgage debt through 1996.

     The Company will examine disposal opportunities of its remaining real estate property, comprising undeveloped land in Sardinia, following expiration or exercise of an option held by a third party (in an amount above the carrying value of the property) which option expires on June 30, 1996.

Liquidity and Capital Resources

     Corporate Resources and Commitments

     The Company has approximately Lit. 24,100 million ($15,200,000) of cash and Lit. 17,100 million ($10,705,000) of investments in certificates of deposit and other similar securities as at

December 31, 1995. A tax receivable of approximately Lit. 5,200 million ($3,275,000) has been reimbursed to the Company since December 31, 1995.

     Approximately Lit. 16,200 million ($10,200,000) of the investments are held as security for a bank letter of credit issued to guarantee repurchase at a price of $11.27 per share by the Company of 776,520 shares formerly owned by the ex-Chairman of the Company, Mr. De Tomaso and now held by a trust. At the exchange rates in effect on December 31, 1995, the total dollar liability is less than Lit. 14,000 million ($8,816,000) and the Company is seeking to release the excess security.

     The Company plans to initiate a program to accept tenders of up to 80% of the shares held of record by each of its public shareholders at $12.26 if the proposal to ratify the Maserati Sale is approved. Shareholders representing 66.55% of outstanding stock as at December 31, 1995 have agreed not to participate. It is anticipated that the repurchase program will be initiated before the end of the second quarter of 1996.

     The following proforma analysis shows the effects on cash, investments and shareholder's equity if the planned redemption offer is accepted by 100% of those shareholders entitled to participate and the commitment to purchase the shares formerly owned by Mr. De Tomaso were effected as at December 31, 1995:

                                               Lit. millions

                                   Cash         Investments        Equity

Financial Statements              24,137           17,176           51,221
Shares subject to repurchase        --            (13,897)            --
Redemption offer                 (24,564)            --            (24,564)
                                 -------          -------          -------
Proforma                            (427)           3,279           26,657
                                 =======          -------          -------

     Apart from the Italian real estate properties and tax refund discussed above, the Company expects to sell a property owned by its closed Maserati distributor in Baltimore for a net price of approximately Lit. 1,750 million ($1,100,000) in the second quarter of 1996 and plans to undertake a public offering of its securities which it hopes to consummate, if at all, during the second half of the current year.

     Management is confident that the Company's current liquid assets and liquidable assets are more than adequate to enable the Company to meet all of its intended obligations in the current fiscal year, including providing cash for operations and its planned repurchase program. Management intends that the net proceeds of its planned public offering of securities, if consummated, will be used to fund opportunistic investments arising from its management engagements.

     Other corporate matters

     On January 1, 1995, the Company received the final installment of Lit. 27,000 million ($17,003,000) from the sale of its Maserati subsidiary in 1993. Lit. 23,750 million had been received in 1994 from this sale and was applied to finance investments in securities and reductions in advances from banks. Proceeds (advances) in 1994 had largely been applied to offset negative operating cash flows of Maserati prior to its sale and in Moto Guzzi.

     The Company received Lit. 8,204 million in 1995 from shares issued in respect of the Finprogetti acquisition and paid Lit. 5,000 million to repurchase shares formerly owned by its former Chairman, Mr. Alejandro De Tomaso. Both of these cash movements are only a part of larger transactions and reference is made to Note 3 of Notes to the Financial Statements, below, and Item 1 of the Company's 10-K, above, for a complete description.

     Tax receivables for value added taxes and taxes on income amounting to approximately Lit. 14,500 million (of which Lit. 5,150 were acquired in the Finprogetti transaction) have represented a significant drain on liquidity during 1993 to 1995. Approximately Lit. 5,200 million has been received in January 1996 and will be applied to offset corporate expenses and to the planned redemption offer. The timing of receipt of further amounts is uncertain.

     Other corporate assets and liabilities include finance receivables and payables acquired as part of the Finprogetti acquisition. The Company intends not to enter into new finance transactions through the acquired Finprogetti subsidiary with third parties and expects that these balances will rapidly reduce in 1996 with no significant net inflows from or outflows to support these operations.

     Corporate Expenses, Less Interest Receivable

     The Company's corporate expenses, less corporate income from treasury management and recharge of services to third parties has given rise to significant negative cash flow in 1995 and corporate net of services invoiced to subsidiaries and third parties, will give rise to negative cash flow in 1996.

     Corporate expenses, at a lower level, in 1994 were largely covered by cash flows from operations.

     Real estate

     The major effects on liquidity and capital resources of real estate activities derive from principal repayments of loans and interest on such loans. In 1995, since acquisition in July 1995, there were negative cash flows of approximately Lit. 2,000 million principally as a result of loan repayments and interest.

     Of the loans secured on the Company's real estate investments as at December 31, 1995, Lit. 9,550 million (relative to the Cologne and Broseta properties) is repayable in 1996. As noted above, the Company is seeking to dispose of both of these properties before the end of the second quarter and, thereby to eliminate these obligations.

     If the Cologne property is not disposed of then the Company estimates that net cash outflows for the real estate sector will total approximately Lit. 5,000 million in 1996, largely due to current loan payments.

     Operating subsidiaries

     Working Capital

     Moto Guzzi's working capital increased significantly at December 31, 1995 over December 31, 1994 as a result of a buildup of inventory. The buildup was the outgrowth of Moto Guzzi's strategic decision significantly to increase component outsourcing to increase productivity. Management believes that 1995 year end inventory levels as a percentage of 1995 revenues (37%) is higher than optimal. The 1996 outsourcing budget contemplates that by the end of the 1996 fiscal year, inventory will fall below 30% of expected revenues.

     In 1995, the Company rearranged loans of Lit. 4,151 million in default as at December 31, 1994, along with accrued interest and exchange movements for part of the loan denominated in ECU, into a renegotiated loan facility of Lit. 5,248 million repayable in installments over five years. Trade credit facilities, primarily lines of credit for bank advances against account receivables have also been arranged and Moto Guzzi has total facilities of Lit. 18,300 million as at March 1996, as well as import/export facilities. In total, facilities are sufficient for planned operations, though not for significant capital investment (see below).

     A capital increase of Moto Guzzi by way of waiver of non-interest bearing intercompany debt was also made in 1995. This covered accumulated local losses and increased the share capital by approximately Lit. 6,000 million. The Company will also record a profit for local accounting purposes for 1995. While not affecting consolidated reported results, these changes and results have given increased respectability and access to credit in Italy to the Company.

     The Company is actively seeking financing for a capital expenditure program which is an important part of Moto Guzzi's longer-term turnaround plan. Currently, such financing has not been arranged.

     Lita, the steel tubing subsidiary, is autonomously financed and has access to bank advances against trade receivables and unsecured bank borrowings. Facilities at December 31, 1995 amounted to Lit. 6,000 million against which Lit. 3,425 million of advances had been drawn.

     Moto Guzzi is not affected by any unusual industry practices relating to returns of merchandise or extended payment, nor are they required to carry unusually significant inventories.

Finprogetti Acquisition

     Background

     After the announcement of the Maserati Sale, a number of the Company's shareholders informed the Company and its management of their desire, for a variety of reasons, including their view that the common stock price prevailing in the public securities market did not adequately reflect the Company's value and that the Company, having sold Maserati, was no longer in the business which originally had attracted them to the Company, to "cash out" of their investment at a price reflecting the fair market value of the Company's assets. The Company's Board of Directors held the view that in light of the Maserati Sale, resolving the future of Moto Guzzi was essential to resolving the future of the Company itself, i.e., if Moto Guzzi were to be sold, the Company would simply liquidate its assets, while if Moto Guzzi's financial and operational difficulties could be solved, the Company's prospects would be markedly improved.

     The Board of Directors was nonetheless sensitive to the sentiment expressed by some of its shareholders, and in anticipation of a possible winding-up of the Company or cash out merger of the public shareholders of the Company, the Company's Board of Directors investigated the applicable United States and Italian tax law implications of a share repurchase program. The Board also agreed that if, as a result of identifying and implementing a long-term solution to Moto Guzzi's operational problems, the Company were to remain in operation, the shareholders would still be offered an opportunity to liquidate part or all of their investment. The Board resolved to discuss the various possibilities for the Company's future at the next shareholders' meeting.

     To that end, the Company engaged an international professional services firm with experience and expertise in business and asset evaluation to assist the Board in analyzing the Company as it existed immediately before the Maserati Sale, and again on a then-current basis. The evaluation process commenced in the spring of 1994 and was concluded in December of that year.

     Finprogetti Proposal

     Meeting in December 1994 to fashion a proposal to present to shareholders, the Board of Directors established a then-current value for the Company at Lit. 20,106.73 per share, based on the Board's own analysis of the Company's assets and future business prospects. The Board relied on information available to it and also considered the professional services firm's input. The Board then received an offer from Finprogetti in which (a) the Company would acquire substantially all of the operating assets of Finprogetti, including its Italian real estate holdings, its TIM subsidiary and an aggregate of Lit. 13,000,000,000 ($8,186,000) in loans and tax receivables, in exchange for newly issued shares of DTI common stock, valued for exchange purposes at the value established by the Board, subject to the Board's evaluation of the assets of Finprogetti to be acquired, and (b) Finprogetti would make or cause others to make additional equity investments in the Company aggregating up to Lit. 15,000,000,000 ($9,456,000), paying cash at the same price per share. Investments of less than Lit 15,000,000,000 in the aggregate would result in a purchase price adjustment in the form of a reduction in the number of shares to be issued for the Finprogetti assets.

     Accepting the offer and consummating a transaction with Finprogetti represented, for the Board, the culmination of efforts which had commenced in 1993, with the recognition of the need to dispose of Maserati, occurring contemporaneously with the illness of the Company's former chairman, Alejandro DeTomaso. Having disposed of Maserati, the Board determined that the Company would be able to grow its Moto Guzzi operations and could develop as a new line of business the rendering of management services and associated financial and investment skills built upon the "turnaround" expertise of TIM.

     Under the agreement ultimately negotiated with Finprogetti, which closed on July 17, 1995, and after the purchase price adjustment provided for therein, a total of 1,922,652 shares of common stock were issued in exchange for the Finprogetti assets, and certain of the Finprogetti shareholders purchased an additional 408,008 shares at an aggregate cost of Lit. 8,203,706,600 (approximately $5,000,000). A portion of the 1,922,652 shares are being held in escrow pending receipt by the Company of a Lit. 5,150,000,000 ($3,243,000) Italian tax refund due to one of the acquired Finprogetti companies.

     Finprogetti also agreed, as soon as reasonably practicable, to distribute its holdings in the Company's stock to its own shareholders. Until that distribution occurs, the Company agreed to nominate for the Board of Directors five persons designated by Finprogetti and five persons designated by Management. Each of Finprogetti, Mario Tozzi-Condivi, Albino Collini, Howard E. Chase and Francesco Pugno Vanoni agreed to vote all shares he or it may hold in favor of that slate of nominees, all of whom are identified in this proxy statement. Upon the occurrence of the distribution by Finprogetti to its shareholders of its DTI shareholdings, the voting agreement will terminate. The shareholders of Finprogetti are not bound by any voting agreement with the Company or with its Management.


     The stock price on May 4, 1993, the last trading day for which quotations are available prior to the May 18 announcement of the execution of the Maserati Sale agreement with Fiat, ranged from a low bid of 4 to a high ask of 6.

                                 PROPOSAL NO. 1:

                              Election of Directors

     Unless otherwise specified, the Proxy will be voted for each of the nominees named below as a Director, to serve until the next Annual Meeting of Shareholders or until his successor shall be elected and shall qualify. All of the nominees are currently members of the Board of Directors and are persons who Management agreed to nominate in connection with the Finprogetti Acquisition. Management has no reason to believe that any of such nominees will be unable to serve as a Director. In the event, however, that any of them shall be unable to serve as a Director by reason of death, incapacity or for any other reason, or for good cause will not serve, the appointees named in the Proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company's By-Laws. The nine nominees for director, their positions with the Company, their term of office and their business background are as follows:



                                      Position with Company
                                      and Business Experience           Director
Name                    Age           During Past Five Years              Since
- ----                    ---           ----------------------              -----

Giovanni Avallone        54  Director; Director of Finprogetti since      1995
                             February 2, 1993; Director of Lita S.p.A.
                             since February 12, 1995; Director of
                             Interim S.p.A. since April 26, 1993;
                             Director of TIM since December 16,
                             1994.

Howard E. Chase          59  Director; Secretary of the Company and       1971
                             Company counsel from 1971 until Sep-
                             tember 1, 1995; Vice-President of the
                             Company from 1986 to October 28, 1995;
                             partner of Morrison Cohen Singer &
                             Weinstein, LLP from April 1984 until
                             September 1, 1995; President and Chief
                             Executive Officer of the Company since
                             October 28, 1995.

Albino Collini           54  Director; Executive Vice President and       1995
                             Chief Operating Officer of the Company
                             since October 28, 1995; Director of Moto
                             Guzzi since July 24, 1995; President of
                             TIM S.p.A. and predecessors since 1987;
                             Managing Director of Finprogetti S.p.A.
                             since July 20, 1995; Director of
                             Finprogetti International Holding, S.A.
                             since October 29, 1993; Director of
                             Titanus S.p.A. since May 25, 1995.

Mario Tozzi-Condivi      71  Director; Vice Chairman since October        1993
                             28, 1995; Director of Moto Guzzi, S.p.A.
                             since July 24, 1995; President of MAI
                             since February 1989; Chairman of the
                             Board of Maserati U.K. Ltd., 1986-1987;
                             Independent consultant to automobile
                             importers, distributors and dealers in
                             England, Italy, Singapore and South
                             Africa, 1984-current.

                                      Position with Company
                                      and Business Experience           Director
Name                    Age           During Past Five Years              Since
- ----                    ---           ----------------------              -----

Roberto Corradi          59  Director; Chairman of Progetto S.a.A. di     1989
                             Roberto Corradi & Co., architectural
                             firm, since 1987; in private architectural practice for more than five years prior thereto.


Carlo Garavaglia         52  Director; Member of Studio Legale            1995
                             Tributario Associates, a law firm in
                             Milan, for more than five years; Chairman of the Board of American Finance S.p.A.
                             since July 21, 1995; Director of AF since
                             May 1994; Director and President of Moto
                             Guzzi since July 24, 1995; Director of
                             O.A.M. since May 20, 1994; Chairman of
                             the Board of O.A.M since July 21, 1995;
                             Director of Finprogetti Investimenti
                             Immobiliare S.p.A. since October 8, 1993;
                             Director of Grand Hotel Bitia S.r.l.
                             since March 4, 1994; Director of TIM
                             since December 16, 1994; Director of
                             Tridentis Financiere S.r.l. since
                             December 20, 1990; Director of
                             Finprogetti S.p.A. since September 2,
                             1993.

Maria Luisa Ruzzon       49  Director of Finprogetti S.p.A. since         1995
                             February 2, 1993.

Santiago De Tomaso       40  Director, President and Chief Operating      1993
                             Officer of the Company from 1993 to
                             October 28,1995; Sales and Promotion
                             Manager and Member of the Board of
                             Directors of DeTomaso Modena S.p.A. for
                             more than the past five years; Vice
                             President of Immobiliare Canalgrande
                             S.p.A. for more than the past five years;
                             Administratore Unico of Storm S.r.l.
                             since May 18, 1992; Member of the Boards of Directors of Moto Guzzi S.p.A. and
                             American Finance S.p.A., each for more
                             than the past five years.

                                      Position with Company
                                      and Business Experience           Director
Name                    Age           During Past Five Years              Since
- ----                    ---           ----------------------              -----


Francesco Pugno Vanoni   66  Chairman of the Board since October 28,   1995
                             1995; President of Finprogetti S.p.A. for more than five prior years; Director of Ceccato, S.p.A. and of Finceccato, S.p.A.
                             for more than the past five years.

     None of the above-described persons except Mr. Chase is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1994 or of any company registered as an Investment Company under the Investment Company Act of 1940. Mr. Chase, in 1987, became a director of Thoratec Laboratories, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. There is no family relationship among any of the members of the Board of Directors or the officers of the Company.

     The Company has no standing nominating committee of the Board of Directors, or committee performing similar functions. A compensation committee was established on October 28, 1995; Mr. Corradi is currently its sole member. An audit committee was established in 1989 but has not held any meetings. In respect of all of these functions, the Board has acted as a committee of the whole. All of the current members of the Board of Directors who were or became directors in 1995 attended at least 75% of those meetings held in such year during their term of service, other than Mr. Corradi. The term of each Director will expire when his successor shall have been elected and shall have qualified. Non-employee directors will be compensated for their services as such, at the rate of $4,000 per year. Additionally, Proposal No. 6 seeks shareholder approval of a stock option plan under which non-employee directors will automatically be granted stock options. See Proposal No. 6, below.


Principal Security Holders


     The following table sets forth, as at April 19, 1996, information concerning the beneficial ownership of voting securities of the Company by each person who is known by Management to own beneficially more than 5% of any class of such securities:

                      Name and Address of          Amount Bene-     Percent
Title of Class        Beneficial Owner            ficially Owned    of Class
- --------------        ----------------            --------------    --------

Common Stock          Finprogetti, S.p.A.           1,786,680(1)     37.9%

Common Stock          Pirunico Trustees (Jersey)
                      Limited(2)                      776,530        16.5

- ----------


(1) Of such amount, 248,673 shares are held in escrow pending satisfaction of a condition precedent and may not be voted by Finprogetti. Finprogetti therefore may vote 32.6% of all votes entitled to be cast. Such amount excludes 165,972 owned beneficially by Albino Collini.

(2)  Pirunico Trustees (Jersey) Limited is the trustee of a trust which acquired
     by  gift  shares   formerly  owned  by  the  Company's   former   principal
     shareholder.


Security Ownership of Management


      The following table sets forth, as at April 19, 1996, information concerning the beneficial ownership of voting securities of the Company by all Directors or nominees, individually, and by all Directors and Officers as a group:

                                         Number of Shares
                          Title of         of Common Stock               Percent
                            Class        Beneficially Owned             of Class
                            -----        ------------------             --------

Albino Collini(1)          Common             165,972                      3.4
Patrick D'Angelo(2)        Common              50,900                      1.1
Francesco Pugno Vanoni(1)  Common              32,971                      0.7

All officers and
Directors as a
Group                      Common             388,943(3)                   7.9


- ----------


(1) Mr. Collini is an officer of, and Mr. Pugno Vanoni is an officer, director and shareholder of Finprogetti, S.p.A., which beneficially owns 1,786,680 shares. While neither has author- ity to dispose of or vote the shares of Finprogetti, and disclaims beneficial ownership thereof, since Finprogetti has agreed to vote its shares in favor of the nominated slate of directors and in favor of ratifying the Maserati Sale, for those purposes only, they each could be deemed to beneficially own the shares held by Finprogetti. Of the shares owned beneficially by Mr. Collini, 135,972 are held of record by Tairona, S.A., a Luxembourg corporation affiliated with Mr. Collini, and 30,000 represent options exercisable within 60 days.

(2) Mr. D'Angelo was a member of the Board of Directors until April 23, 1996, when he resigned in disagreement over the timing of and payment terms embodied in the planned stock repurchase program being considered by the Board of Directors.

(3) Includes 228,000 shares purchasable upon exercise of options exercisable within 60 days. Does not include 50,900 shares beneficially owned by Mr. D'Angelo.

Executive Officers
                                          Position with Company
                                          and Business Experience
      Name                    Age         During Past Five Years
      ----                    ---         ----------------------

Francesco Pugno Vanoni(1)

Howard E. Chase(1)

Albino Collini(1)

Santiago De Tomaso(1)

Mario Tozzi Condivi(1)


Carlo Previtali               52      Director  of   Finprogetti   International
                                      Holding,   S.A.   from  November  1988  to
                                      December  1994;  Director of Nolan  S.r.l.
                                      from May 1989 to November  1990;  Director
                                      of Serfin S.r.l. from October 1989 to July
                                      1992;  Chief  Executive  Officer of Profin
                                      S.p.A. from January 1990 to December 1995;
                                      Director of Idea Uno S.r.l.  from February
                                      1990 to June 1992;  Director of Cem S.p.A.
                                      from  March 1990 to  January  1991;  Chief
                                      Executive  Officer of Unifin,  S.r.l. from
                                      March 1990 to October  1991;  Director  of
                                      Finpromerchant,  S.r.l.  from June 1990 to
                                      October  1992;  President  of San  Giorgio
                                      S.r.l. (a non- executive  title) from July
                                      1990  to   November   1993;   Director  of
                                      Fintrade  S.p.A.  from  September  1990 to
                                      February  1994;  Director  of  Finprogetti
                                      Immobiliari,  S.p.A.  from May 1991 to May
                                      1994;   Director  of  Progetti   Cosmetics
                                      S.r.l.   from  June  1991  to  June  1994;
                                      Director of Oikos  S.r.l.  from  September
                                      1991  to  March  1993;  Director  of  Team
                                      Finanziaria  S.r.l.  from  October 1991 to
                                      July  1993;  Director  of Codd  And  Date,
                                      S.p.A.  from  December  1992  to  February
                                      1994;   President  of  Penice  Immobiliari
                                      S.r.l. from January 1993 to December 1994;
                                      Chief  Executive  Officer  of  Finprogetti
                                      Investimenti   Immobiliare,   S.p.A.  from
                                      February 1993 to October 1995; Director of
                                      Finproservice,  S.p.A.  from March 1993 to
                                      September 1994; Director of O.A.M., S.p.A.
                                      from July 1995 to December 1997;  Director
                                      of American Finance, S.p.A. from July 1995
                                      to  December  1997;  Director  of  Opticos
                                      S.r.l.   from  May  1983  to  July   1991;
                                      President of Trimi S.r.l. from April 1990 to October 1992; San Giorgio S.r.l., in which Mr.

                                      Previtali held a non-executive  post until
                                      he resigned in November  1993, has been in
                                      "controlled administration" in Italy since
                                      1995. Controlled Administration is roughly
                                      analogous  to  United  States   bankruptcy
                                      reorganization.

Catherine D. Germano          67      Assistant    Treasurer    and    Assistant
                                      Secretary; Treasurer and Secretary of the Company from 1973 until October 28, 1995.


- ----------


     (1) Information relating to the ages, positions with the Company and past business experience of Messrs. Chase, Collini, Tozzi-Condivi, Pugno Vanoni and DeTomaso is set forth above under "Directors." All executive officers will serve in their respective capacities until their successors shall have been elected and shall have qualified.

Summary of Cash and Certain Other Compensation


     The following table shows, for the three fiscal years ended December 31, 1995, 1994 and 1992 the cash compensation paid or accrued for those years to the President of the Company and each of the most highly compensated executive officers of the Company other than the President whose aggregate annual salary and bonus exceed $100,000 for the Company's last fiscal year ("Named Executives") in all the capacities in which they served:


                                                     SUMMARY COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                                                                  ----------------------------------
                                            Annual Compensation                           Awards           Payouts
                               -------------------------------------------------- ----------------------  ----------
Name and                                                             Other        Restricted
Principal                                                            Annual         Stock       Options/     LTIP       All Other
Position                  Year    Salary(Lit./$)    Bonus(Lit./$) Compensation($)  Awards($)    SARs (#)  Payouts($) Compensation($)
- --------                  ----    --------------    ------------- ---------------  ---------    --------  ---------- ---------------
Alejandro DeTomaso -      1993  Lit. 659,233,333/        -0-          -0-            -0-          -0-       -0-           -0-
President of the                       $(415,000)
Company until
April 2, 1993

Santiago DeTomaso         1993  Lit. 110,000,000/        -0-          -0-            -0-           -0-      -0-           -0-
President of the Company                $(69,270)
from April 2, 1993 until  1994  Lit. 100,000,000/        -0-          -0-            -0-         30,000     -0-           -0-
October 28, 1995                        $(63,000)
                          1995  Lit.  76,500,000/
                                        $(48,000)

Howard E. Chase           1995  Lit. 155,737,000/        -0-          -0-            -0-        300,000     -0-           -0-
President and Chief                     $(98,071)
Executive Officer
since October 28, 1995

Albino Collini            1995  Lit. 186,700,000/   50,000,000        -0-            -0-        150,000     -0-           -0-
Executive Vice President               $(117,569)  $   (31,486)
since October 28, 1995


Mario Tozzi Condivi       1995  Lit.  93,414,000/        -0-          -0-            -0-        200,000     -0-           -0-
Vice Chair since                        $(58,825)
October 28, 1995

Domenico Costa            1995  Lit. 237,850,000/        -0-          -0-            -0-         60,000     -0-           -0-
President of TIM                       $(149,781)

Arnolfo Sacchi -          1994  Lit. 192,000,000/        -0-          -0-            -0-           -0-      -0-           -0-
Administratore Delegato                $(120,907)
of Moto Guzzi since 1994  1995  Lit. 223,519,700/        -0-          -0-            -0-         60,000     -0-           -0-
                                          $(140,756)

                               STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options/SARs made during the fiscal year ended December 31, 1995 to each of the Named Executives:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



- ---------------------------------------------------------------------------
                      Individual Grants*
- ---------------------------------------------------------------------------

                                       Percent of                               Potential Realizable Value
                         Number of        Total                                 at Assumed Annual Rates           (Alternative to
                        Securities       Options/                               of Stock Price Appreciation     Potential Realizable
                        Underlying         SARs                                       For Option Term                 Value)
                         Options/       Granted to                              ---------------------------     --------------------
                           SARs         Employees   Exercise or
                         Granted        in Fiscal   Base Price   Expiration                                            Grant Date
Name                       (#)            Year        ($/Sh)        Date         0%           5%($)        10%($)    Present Value $
- ------------------------------------------------------------------------------------------------------------------------------------

Howard E. Chase         300,000          31.25%       12.26      11/1/2000       -0-         150,000     1,155,000
Mario Tozzi Condivi     200,000          20.8%        12.26      11/1/2000       -0-         100,000       770,000
Albino Collini          150,000          15.6%        12.26      11/1/2000       -0-          75,000       577,500
Santiago De Tomaso       30,000           3.1%        12.26      11/1/2000       -0-          15,000       115,500
Domenico Costa           60,000           6.2%        12.26      11/1/2000       -0-          30,000       231,000
Arnolfo Sacchi           60,000           6.2%        12.26      11/1/2000       -0-          30,000       231,000

- ---------------------------

* All options are exercisable as to 20% of the grant cumulatively over five years.

Stock Option Exercises

     None of the Named Executives exercised any stock options in the 1995 fiscal year.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES




                                                                                     Value(1) of Unexercised
                                                      Number of Unexercised                In-the-Money
                     Shares                               Option/SARs at                  Option/SARs at
                    Acquired                                FY-End (#)                       FY-End($)
                       on          Value           ----------------------------     ----------------------------
                   Exercise(#)   Realized($)       Exercisable    Unexercisable     Exercisable    Unexercisable
                   -----------   -----------       -----------    -------------     -----------    -------------

Howard E. Chase         -            -                  -            300,000             -               --
Mario Tozzi Condivi     -            -                  -            200,000             -               --
Albino Collini          -            -                  -            150,000             -               --
Santiago De Tomaso      -            -                  -             30,000             -               --
Domenico Costa          -            -                  -             60,000             -               --
Arnolfo Sacchi          -            -                  -             60,000             -               --

- ----------

     (1) Based on the fair market value per share of the Common Stock of $10.375, which was the closing price of the Common Stock on the NASD Small Capitalization Market.

                            Compensation of Directors


     Non-employee members of the Board of Directors of the Company will each be paid $4,000 per year from the Company for services rendered in their capacity as such and, subject to shareholder approval of Proposal No. 6, non-employee directors will receive automatic grants of stock options. Officers of the Company or its subsidiaries who are members of the Board of Directors of the Company and employees receive compensation for services rendered in their capacities as officers only, and, subject to shareholder approval of Proposal No. 5, may be entitled to discretionary grants of stock options. See "Summary of Cash and Certain Other Compensation", and Proposals No. 5 and 6 below.


           Compensation Committee Interlocks and Insider Participation


     The Company's Board of Directors established a compensation committee on October 28, 1995, but it has not yet convened. The Company and each of its subsidiaries has, to date, addressed all compensation issues through its or their respective boards of directors. All members of the Board of Directors other than Ms. Ruzzon and Mr. Corradi served as executive officers and/or employees of the Company and/or one or more of the Company's subsidiaries in 1995. Mr. Garavaglia is President of Moto Guzzi, but receives no compensation as such.

     Messrs. Tozzi-Condivi, Chase, Pugno Vanoni, Garavaglia and Previtali engaged in transactions with the Company during 1995 other than in the capacity described above. See "Certain Relationships and Related Transactions" below.


          Board Compensation Committee Report on Executive Compensation

      The compensation policy implemented by the Company and its subsidiaries for the compensation of executive officers calls for consideration of the nature of each executive officer's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, the time expended in connection with that executive officer's duties, years of service, and the Company's (or subsidiary's) financial condition generally. Historically, overall corporate performance has not been a significant factor in establishing compensation. However, as a result of the Finprogetti Acquisition and the many changes to the Company's governing structure, including the creation of an Executive Committee and Compensation Committee of the Board of Directors, other and additional factors are likely to be included in compensation policies, including overall corporate performance, and performance of individual units of the Company. A compensation committee of the Board of Directors was authorized on October 28, 1995.




      In November 1995 the Company entered into employment agreements with each of Howard E. Chase, Albino Collini, Giovanni Avallone, Domenico Costa and Carlo Previtali, an agreement for limited services with Francesco Pugno Vanoni, and a consulting agreement with Como

Consultants, Ltd., a corporation which will provide the services of Mario Tozzi Condivi. The agreements with Mr. Chase, Collini, Pugno Vanoni and Como Consultants are for a term of five (5) years, and all other agreements are for a term of three years, subject, in all cases, to early termination under certain conditions. Pursuant to such agreements Mr. Chase serves as President and Chief Executive Officer at a base salary of $375,000 per year, Mr. Collini serves as Chief Operating Officer at a base salary of $250,000 per year and Mr. Tozzi-Condivi serves as Vice-Chairman of the Board and Chairman of the Executive Committee at a base salary of $185,000 per year. All such agreements are subject to cost-of-living increases. The agreement with Mr. Previtali provides for his serving as Treasurer of the Company at a salary of Lit. 240,000,000 ($148,515) per year, the agreement with Mr. Avallone provides for his serving on a part time basis as Director of Special Projects and Merchant Banking Group at an annual salary of Lit. 60,000,000 ($37,783), and the agreement with Mr. Pugno Vanoni provides that in any year in which he serves on the Company's Executive Committee, he will receive a salary of Lit. 80,000,000 ($49,505) for such year. Mr. Costa is employed as Managing Director of TIM at a salary of Lit. 240,000,000 ($148,515) per year.

      The compensation of the Named Executives in 1995 was the result of the negotiated employment agreements described above, and not the implementation of a compensation policy.



                      Comparative Stock Performance Graph


      The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the corresponding returns of the published Dow Jones Equity Market Index and Dow Jones Automobile Manufacturers Index and the NASDAQ Non-Financial Index compiled by Research Data Group for the Company's five (5) fiscal years ended December 31, 1991-1995, inclusive.

Research Data Group                             Total Return - Data Summary
                                      DTOM
                                               Cumulative Total Return
                                   ---------------------------------------------
                                   12/90    12/91   12/92   12/93   12/94  12/95

De Tomaso Inds Inc         DTOM     100       82      82      47     218    244

DJ EQUITY MARKET INDEX     IDOW     100      132     144     158     159    221

DJ AUTOMOBILE MANUFCTRS    IAUT     100       98     143     238     203    241

NASDAQ NON-FINANCIAL       INNF     100      161     176     203     195    268

     Retirement of Former Chairman; Repurchase of Former Chairman's Shares


     On April 10, 1995, the Company entered into an agreement with Alejandro DeTomaso, the then-Chairman of the Board of the Company, under which the Company would repurchase Mr. DeTomaso's 1,000,000 shares of preferred stock and 480,304 shares of common stock at a negotiated price of Lit. 18,400 per share, converted into dollars at the exchange rate in effect on the closing date of 1,637 lire per dollar. Mr. DeTomaso thereafter conveyed his stock to an individual who reconveyed such stock to two trusts, which assumed his obligations and rights under the agreement.

     Performance under such repurchase agreement was made conditional upon the consummation of the Finprogetti Acquisition, which occurred on July 17, 1995. Contemporaneously with the closing of that transaction, 703,774 of the preferred and common shares formerly owned by Mr. DeTomaso were delivered to the Company in exchange for the Company's interests in the Hotel Canalgrande and the Hotel Roma, its two hotel properties, valued by the Board of Directors at Lit. 4,700,000,000 ($2,960,000) in the aggregate based upon independent appraisals, a collection of Maserati vehicles and engines valued by the Board at Lit. 3,200,000,000 ($2,015,000) and Lit. 5,000,000,000 ($3,149,000) in cash. The transaction was accounted for at the assets' aggregate book value of Lit. 6,629,000,000 ($4,174,000) and no gain or loss resulted. The remaining preferred and common shares formerly held by Mr. DeTomaso were exchanged for an equal number of shares of newly issued common stock, which the Company is required to register for sale at the request of the holder. Each share of preferred and common stock was valued identically because Mr. De Tomaso agreed not to accept any premium for his preferred stock, despite its three-vote per share preference. If those shares are not sold prior to the third anniversary of the Finprogetti transaction, they will be acquired by the Company at the Lit. 18,400 per share price. A bank letter of credit has been obtained by the Company to guaranty payment of the repurchase price, secured by cash and certain investment securities owned by the Company. See also Note 3 of Notes to Consolidated Financial Statements. Management believes that the transaction with Mr. De Tomaso was on terms as favorable as those which would have been available from an independent third party.


     Chrysler Corporation, which had acquired an option from Mr. DeTomaso to purchase all of his shares upon the earlier of his disability or January 1, 1996, which option expired unexercised, had also acquired a co-extensive right of first refusal to purchase Mr. DeTomaso's equity interest in the Company on the same terms and conditions as any potential purchaser offered. The right of first refusal expired with the option.

     Contemporaneously with the repurchase of the initial block of shares formerly held by Mr. DeTomaso, Mr. DeTomaso resigned all directorships and offices which he had held in the Company and all of its subsidiaries.

                 Certain Relationships and Related Transactions


     In 1995 the Company repurchased shares formerly owned by its former Chairman of the Board, and agreed to repurchase the remaining 776,530 shares formerly so held. See "Retirement of Former Chairman, Repurchase of Former Chairman's Shares", above.

     The law firm of Morrison Cohen Singer & Weinstein, LLP, of which Howard E. Chase, a Director of the Company and its Chief Executive Officer, was a member until September 1, 1995, and to which he is now of counsel, was paid by the Company and its subsidiaries in 1995 an aggregate of $714,831 in legal fees and disbursements for services rendered in 1995 and previous years. Fees paid by the Company and subsidiaries to Morrison Cohen Singer & Weinstein, LLP in such period did not exceed 5% of such firm's gross revenues for that period.

     Como Consultants Limited, an Isle of Jersey company which employs Mario Tozzi-Condivi, a Director of the Company and its Vice-Chairman, was paid an aggregate of $146,565 in 1995 for consulting services rendered to the Company and to its MAI subsidiary by Mr. Condivi.

     The law firm of which Mr. Carlo Garavaglia is a member was paid an aggregate of Lit. 268,000,000 ($169,000) by the Company and its subsidiaries in 1995 for legal and statutory auditing services rendered.

     Mr. Pugno Vanoni and his brother own offices in Milan which are leased to certain subsidiaries of the Company acquired from Finprogetti at a rental of Lit 130,000,000 ($82,000) per year.

     Mr. Previtali is the General Manager of Finprogetti, S.p.A. which charged the Company office expenses of approximately $170,000 in 1995 for its usage of Finprogetti facilities. Management believes that such expenses were comparable to expenses which would have been charged by third parties.


     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the election as directors of the nominees set forth above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL THE NOMINEES NAMED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2:


                To Amend the Company's Articles of Incorporation
           To Increase the Number of Authorized Shares of Common Stock
                 And To Reduce the Par Value Per Share to $.01.

     The Board of Directors has approved a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 and to reduce the par value per share of Common Stock from $2.50 to $.01. The Board of Directors recommends a vote FOR the proposed amendments of the Company's Restated Articles of Incorporation. The full text of the proposed amendment is included as Appendix A to this Proxy Statement. If approved by the shareholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Restated Articles of Incorporation with the Secretary of the State of Maryland, which will occur as soon as reasonably practicable. The affirmation vote of two-thirds of the shares entitled to be cast on this matter is required for adoption of the proposal.


     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for possible financings, stock dividends or distributions, acquisitions, or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

     Although the Company presently intends to issue additional shares of Common Stock within approximately four months of the shareholders meeting for which this proxy statement relates, (see "Proposed Public Offering" above), it does not intend to make acquisition of control of the Company more difficult. Issuances of Common Stock could, nevertheless have that effect. For example, the acquisition of shares of the Company's Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing stockholders as a dividend or privately placed with purchasers who might side with the Board in opposing a takeover bid, thus discouraging such a bid.

     The Board of Directors also believes that it is in the best interests of the Company to reduce the par value per share of Common Stock from $2.50 to $.01 since the concept of high par value is essentially a historical one, dating back to when the Company was originally incorporated in Maryland, and today has little practical effect.




                                 PROPOSAL NO. 3:


                To amend the Company's Articles of Incorporation
                 to Eliminate Authorization for Preferred Stock

     The Board of  Directors  has  approved  a proposal  to amend the  Company's
Articles of Incorporation to eliminate authorization for the presently authorized class of preferred stock. The Board of Directors recommends a vote FOR the proposed amendment, the full text of which is included on Appendix B to the Proxy Statement. If approved by the shareholders, the proposed amendment will become effective upon filing of the amendment with the Secretary of State of Maryland.

     In connection with the Finprogetti Acquisition, the Company agreed to eliminate authorization for the issuance of preferred stock. Among other preferences, the preferred shares enjoyed 3 for 1 voting rights. Alejandro DeTomaso, who had been the sole holder of preferred stock converted such stock into common stock in connection with his conveyance of all of his common and preferred stock in July, 1995. There are presently no shares of preferred stock outstanding. The affirmative vote of two-thirds of the shares entitled to be cast on this matter is required for adoption of the proposal.

                                PROPOSAL NO. 4:

               To Amend the Company's Articles of Incorporation
             to Change the Company's Name to Trident Rowan Corp.

     From its formation in 1917 until is acquisition by Mr. De Tomaso, the Company had been organized and had operated as Rowan Controller or Rowan Industries. With the disposition of its Maserati operations and its adoption of a new strategic focus, and the retirement of Mr. De Tomaso, the Board of Directors has determined that the name "Trident Rowan" is more appropriate than its current name, and accordingly has approved a proposal to amend the Restated Articles of Incorporation to change the Company's name from De Tomaso Industries, Inc. to Trident Rowan Corp. The Board of Directors recommends a vote FOR the proposed amendment.

     The affirmative vote of two-thirds of the shares entitled to be cast on this matter is required for adoption of the proposal.

     Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the adoption of the amendments to the Restated Articles of Incorporation set forth in Proposal Nos. 2, 3 and 4.

                             PROPOSAL NOS. 5 and 6:

                    The 1995 Non-Qualified Stock Option Plan
              and the 1995 Stock Option Plan for Outside Directors.

     The Board of Directors, at its meeting held on October 28, 1995, adopted, subject to the approval of shareholders at the meeting to which this proxy material relates, the 1995 Non-Qualified Stock Option Plan ("1995 NQ Plan") providing for the grant of non-qualified stock options to officers and key employees of the Company to purchase shares of the Company's common stock, and the 1995 Stock Option Plan for Outside Directors ("1995 Directors Plan") providing for an automatic grant, to each non-employee director on January 2, 1995 and on January 2 of each succeeding year during their term of office, of 5,000 options to purchase shares of common stock at the reported closing price of the stock on the date of grant. A director who assumes office after January 2 of any year will be automatically granted a pro rated amount of options. The 1995 NQ Plan and the 1995 Directors Plan are referred to collectively as the "1995 Plans". Options to purchase an aggregate of 1,300,000 shares of common stock (subject to antidilution adjustments under certain circumstances) may be awarded under the 1995 Plans.

                                 PROPOSAL NO. 5:

               To Approve the 1995 Non-Qualified Stock Option Plan


     The 1995 NQ Plan will be administered by a committee which will consist of at least two members of the Board of Directors who did not themselves, for at least one year prior to such member's commencement of service, receive any discretionary grant of options, under the 1995 NQ Plan or otherwise. Members of the committee will not be entitled to receive grants under the 1995 NQ Plan.


     The following summary of the principal provisions of the 1995 NQ Plan is subject in all respects to the full text thereof, a copy of which is annexed hereto as Exhibit A.

     The Board of Directors has authorized the grant of 1,150,000 options under the 1995 NQ Plan. In connection with the execution of employment agreements, a total of 982,500 such options were granted in 1995 to ten officers and key employees, six of whom are also members of the Board of Directors. The maximum number of options which any optionee may receive is 350,000 per calendar year. See, "Options Granted" below.

     All officers and employees who, in the opinion of the committee have made or are expected to make key contributions to the success of the Company are eligible to receive options under the Plan. The committee may determine, subject to the terms of the 1995 NQ Plan, the persons to whom options will be awarded, the number of shares and the specific terms of each option granted. There is no minimum number of the remaining 167,500 such options which a grantee may be awarded. Officers and key employees of companies acquired or operated by the Company or its subsidiaries may also be option recipients. While no maximum number of such recipients has been established, the Company estimates that up to fifteen persons may be granted options under the 1995 NQ Plan. Specific performance or other criteria governing the granting of the remaining options have not yet been established by the committee.


     An option granted under the 1995 NQ Plan will be nontransferable except in the event of death and will entitle the grantee to purchase shares of the Company's common stock at the closing reported market price of such shares on the date of grant or at such other value as is determined by procedures adopted by the committee.

     As to each grantee, the committee may establish, among other things, vesting requirements, the period of exercisability, the form of payment or other consideration required upon exercise, and installment exercise limitations. No options will be exercisable beyond ten years from the date of grant.

     For a period of three months following the termination of a grantee's employment by the Company for any reason other than death, a grantee may exercise rights as to those options which were exercisable on the date his employment terminated. If employment terminated due to disability, the grantee's rights are extended to six months from employment termination. But if employment is terminated for cause, all rights are immediately terminated. If a grantee dies while employed or within three months after cessation of employment, the option remains exercisable within three months of the date of death.

     If an option expires unexercised, is surrendered by the grantee for cancellation, is cancelled or otherwise becomes nonexercisable, the shares underlying the grant will again become available for the granting of new options under the 1995 NQ Plan.


     The plan is subject to amendment by a majority of those members of the Board of Directors who are ineligible to receive options, but the Board may not
(i) change the total number of shares of stock available for options; (ii) increase the maximum number of options ; (iii) extend the duration of the plan;
(iv) decrease the minimum option price or otherwise materially increase the benefits accruing to recipients; or (v) materially modify the eligibility requirements.

     The Board of Directors recommends a vote FOR approval of Proposal No. 5.

                                 PROPOSAL NO. 6:

           To Approve the 1995 Stock Option Plan for Outside Directors

     The following summary of the principal provisions of the 1995 Directors Plan is subject in all respects to the full text thereof, a copy of which is annexed hereto as Exhibit B.

     All non-employee directors, who were never previously employed by the Company or eligible to receive options, will annually receive, on each January 2 beginning in 1996, options to purchase 5,000 shares under the 1995 Directors Plan.


     Each option will be nontransferable except in the event of death and will expire upon the earlier of five years following the date of grant or three months following the date on which the grantee ceases to serve as a director.


     Options granted in 1996 are exercisable at $12.26 per share. Options granted in 1997 and future years are exercisable at the reported closing price of the stock on January 2 of the year of grant. Options will not be exercisable until the later of January 2 of the year succeeding the date of grant or six months following the date of grant.

     The authority to grant options under 1995 Directors Plan will terminate on the earlier of December 31, 2005 or upon the issuance of the maximum number of shares of stock reserved for issuance under the plan.

     The plan may be amended by the Board of Directors except that provisions thereof concerning granting of options may not be amended more than once every six months unless necessary to comply with the Internal Revenue Code or the Employee Retirement Income Security Act. Amendments which require shareholder approval under Rule 16b-3 shall be submitted for such approval, but failure to obtain such approval will not invalidate the amendment.

     The Board of Directors recommends a vote FOR approval of Proposal No. 6.


     Federal Income Tax Consequences

     Options granted under the 1995 Plans are intended to be non-qualified stock options for federal income tax purposes. No taxable income results to an optionee upon the grant of such stock options. Generally, Section 83 of the Code requires that upon exercise of an option, the optionee recognizes ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the date of exercise. Such amount, subject to certain limitations, is deductible as an expense by the Company for federal income tax purposes. The ordinary income resulting from the exercise of such options is subject to applicable withholding taxes. Generally, any profit or loss on the subsequent disposition of such shares shall be treated as a short-term or long-term capital gain or loss, depending upon the holding period for the shares.

     Under the changes made by the Securities and Exchange Commission to the rules adopted under Section 16(b) of the Exchange Act, the exercise (more than six months after the date of the issuance of the option) of an "in-the-money" stock option is no longer deemed to be a purchase under Section 16(b) of the Exchange Act. Accordingly, as long as a non-qualified stock option has been held for more than six months from the date of the grant, an optionee subject to
Section 16 is now able to sell the underlying shares immediately following the exercise of such an option without triggering potential liability under that
Section  16(b).  If a  non-qualified  option is exercised by a person subject to
Section 16 less than six months after the date of grant, the taxable event will be deferred until the date which is six months after the date of grant unless the optionee files an election to be taxed on the date of exercise.

Options Granted


     The Named Executives were granted an aggregate of 800,000 stock options under the 1995 Plans. The Board of Directors, subject to the approval by the shareholders of the 1995 Plans, has awarded options under the 1995 Plans to the following Named Executives and directors:

Name                                 Title                       Options Granted
- ----                                 -----                       ---------------

Howard E. Chase               Chief Executive Office                 300,000
Mario Tozzi-Condivi           Vice Chair of the Board                200,000
Albino Collini                Executive Vice President               150,000
Santiago DeTomaso             (former) President                      30,000
Domenico Costa                President of T.I.M.                     60,000
Arnolfo Sacchi                Administrative Delegato
                              of Moto Guzzi                           60,000
All current executive
  officers as a group                                                960,000

All employees, other than
  executive officers as a
  group                                                               22,500

All directors who are not
  executive officers as a
  group                                                                 -


      All of the foregoing options are exercisable at $12.26 per share, which the Board has determined was the fair value of the stock on the date of grant.


      No options were granted in 1995 to any of the outside directors under the 1995 Directors Plan. The automatic grant of options in 1996 under the 1995 Directors Plan is subject to approval of this proposal.

Options to be Granted


      As of the date of this Proxy Statement there has been no determination by the committee regarding future stock option awards under the 1995 NQ Plan. Accordingly, future discretionary awards are not determinable.

      The affirmative vote of the majority of all votes cast at the meeting in person or by proxy are required to approve each of the 1995 NQ Plan and the 1995 Directors Plan.

      Unless marked to the contrary, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the adoption and approval of each of Proposal No. 5 and Proposal No. 6.





                                 PROPOSAL NO. 7:


                    1993 Sale by O.A.M. S.p.A. of 51% Equity
                 Interest in Maserati S.p.A. to Fiat Auto S.p.A.

Background

     In January 1990, following the Company's reorganization of its Maserati manufacturing and distribution system as part of an attempted strategic affiliation with Fiat, Italy's largest automobile company, O.A.M. sold a 49% of equity interest in Maserati to Fiat. On May 17, 1993, O.A.M. entered into a definitive agreement with Fiat for the sale of its remaining 51% equity interest in Maserati. The following table sets forth the amount and percentage of each of total assets, sales and net income of the Company represented by Maserati over the three fiscal years preceding the Maserati Sale:

                        Fiscal Year Ended December 31,


                               1990                   1991                   1992
                               ----                   ----                   ----
                       $Amount     % of       $Amount     % of       $Amount       % of
Maserati            (000 omitted)  Total   (000 omitted)  Total   (000 omitted)     Total
- --------            -------------  -----   ------------   -----   -------------     -----
Assets                  168,636     51.7       145,038     62.8        92,933      61.5
Sales                   214,965     64.2       149,578     84.2        69,819      69.5

Pretax Net Income*   (7,235,000)     N/A   (18,339,000)    47.1   (55,526,000)     60.3

- ----------

*    Income (loss) before taxes, minority interest and extraordinary items.

Description of the Agreement


     The following discussion summarizes certain provisions of the May 17, 1993 O.A.M. stock purchase agreement pursuant to which the remaining 51% equity interest in Maserati S.p.A. was sold to Fiat. The summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to all of the terms and conditions of the agreement, a copy of an English translation of which is annexed hereto as Exhibit C. Shareholders are urged to read the attachments carefully.


     The  Board  of  Directors  has  unanimously  authorized,   and  unanimously
recommends that the shareholders ratify the consummation of the sale of the Maserati stock to Fiat.


     Under the agreement of acquisition, Fiat paid O.A.M. an aggregate of Lit. 75,750,000,000 ($47,702,000) in three installments. The first installment was paid by the assignment to O.A.M. of debts aggregating Lit. 23,500,000,000 ($14,798,000) owed to Fiat by American Finance S.p.A., another Italian subsidiary of the Company. On January 1, 1994, Fiat paid O.A.M. the second install- ment of Lit. 23,750,000,000 ($14,956,000) in cash, forgave an O.A.M. debt of Lit. 1,500,000,000 ($945,000) and paid interest of Lit. 2,805,000,000
($1,766,000). Fiat paid its final installment of Lit. 27,000,000,000 ($17,003,000) in cash, without interest, on January 1, 1995. The agreement has been fully performed. The aggregate purchase price of Lit. 75,750,000,000 is deemed to include imputed interest of Lit. 4,826,000,000 ($3,039,000) from the final payment.

     The agreement also contemplated, but does not require, the potential development of a parcel of land in Milan which was and is still owned by Maserati and which Maserati had used to manufacture Maserati and Innocenti automobiles. The land is now owned by Fiat due to its acquisition of Maserati. O.A.M. will be entitled to receive up to a 5.25% equity interest in the real estate development company formed to develop the property if certain conditions are met, including the realization by the development company of proceeds upon a sale of the parcel in excess of its approximate Lit. 109,800,000,000 ($69,143,000) book value. Nothing in the agreement either requires Fiat to sell or otherwise develop the parcel or limits in any way the price at which the parcel could be sold. No assurance can be given that O.A.M. will receive any additional compensation relating to the development of the land.


     The agreement, as executed by O.A.M. and Fiat, was not, by its terms, subject to the prior approval of the shareholders of the Company, and, consequently, obtaining such approval was not a condition of O.A.M.'s or Fiat's obligation to close. However, since the Company disposed of what was then its single largest operating subsidiary, Management views it appropriate that shareholders have an opportunity to meet with Management and to ratify the agreement and its consummation. The approval of 66-2/3% of all shares of common stock entitled to vote at the Annual Meeting of shareholders, is sought to ratify the execution and consummation of the agreement. Two shareholders, Finprogetti S.p.A., and the trustee of Tail Trust (the successor-in-interest to certain shares formerly held by Alejandro DeTomaso), holding an aggregate of 49.1% of the outstanding shares of common stock, have agreed to vote for ratification. Additionally, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro DeTomaso's family may be expected to vote in favor of the proposal, although such holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trust, aggregate 65.6% of votes which may be cast. Ratification is therefore reasonably certain.

     None of the shareholders or members of Management have any financial or pecuniary interest in the ratification of the agreement apart from their common interest as shareholders interested in improving the financial condition of the Company.


     The Company realized a gain on the sale equal to the sum of the Company's accumulated deficiency in assets attributable to Maserati, the then-present value of the debt of A.F. assigned by Fiat to O.A.M. and the cash proceeds paid by Fiat in 1994 and 1995. The Company is not in arrears of any dividend payments nor principal or interest payments on any of its securities.


Prior Negotiations

     Negotiations resulting in the execution of the May 17, 1993 agreement commenced in late 1992 and continued sporadically as Maserati management worked to resolve certain then-existing labor problems and related judicial proceedings which were hampering Maserati's recovery efforts.

     Negotiations were temporarily suspended when the then-chairman of the board of the Company and Managing Director of Maserati, Sig. Alejandro De Tomaso, was stricken ill on January 22, 1993. The Company's Board of Directors designated his son, Sig. Santiago De Tomaso, to continue and complete the negotiations with Fiat, a process that resulted in the execution of the May 17, 1993 agreement. The financial terms contained in the final agreement, as executed, were substantially identical to those which had been negotiated between Fiat and the elder Sig. DeTomaso prior to his illness. Other than the Panda assembly agreement described below, and the borrowings advanced to Maserati by Fiat to enable ongoing operations to continue (see "Reasons For The Sale" below), at the time of the negotiations, and since 1990 when Fiat became a 49% shareholder of Maserati, there were no, and there had not been any other material contracts, arrangements, understandings, relationships, negotiations or transactions between the Company or its subsidiaries and Fiat.

Regulatory Approvals

     The sale of Maserati to Fiat was not subject to any U.S., federal, state or local or Italian regulatory approvals. None were sought nor obtained.

Federal Income Tax Consequences


     Because the incorporation of Maserati by O.A.M. in 1989 was followed by the immediate, and contractually pre-arranged, sale by O.A.M. of 49% of its Maserati stock to Fiat, O.A.M.

received a tax basis (as determined under U.S. income tax principles) in its retained 51% of Maserati stock equal to such stock's then-fair market value (pursuant to Internal Revenue Code Sections 1001 and 1012) and not a substituted basis (pursuant to Internal Revenue Code Sections 351 and 358). Accordingly, since the sales price received by O.A.M. in the 1993 sale of its remaining 51% of Maserati stock was concluded at a price which was lower than O.A.M.'s tax basis on such sale under United States tax reporting purposes, and such sale did not generate any U.S. income tax liability for either O.A.M. or the Company.


Reasons for the Sale

     Operations at Maserati had been disappointing for many years preceding the Maserati Sale. With significant unused manufacturing capacity at Maserati's Milan facility, Maserati and its predecessor, since 1984, had sought to create and maintain a viable alliance with a larger automobile manufacturer which would enable Maserati to make fuller and more profitable use of its plant and equipment as a means of achieving and maintaining profitability. The underutilization of Maserati's manufacturing capacity, with resulting high fixed costs relative to unit sales, limited Maserati's ability to achieve additional market share through pricing strategies. Greater utilization, it was hoped, would permit fixed costs to be spread over a much greater volume of vehicles, thereby improving the potential to achieve profitability. The Company's management was aware, however, that almost every other Italian manufacturer of luxury or high performance automobiles had either ceased operations or been acquired outright by a larger corporation. Management sought to create strategic alliances to avoid the same fate as had befallen its Italian competitors.

     In 1986, pursuing this goal, Maserati entered into a series of relationships with Chrysler Corporation and certain of its subsidiaries relating to the design, manufacture and assembly of a sports coupe, called the "TC." As part of that relationship, Chrysler acquired a minority equity interest in the Company's O.A.M. subsidiary and the option and right of first refusal described earlier. That relationship, however, largely due to modest customer interest in the car, terminated prematurely in 1988, leaving Maserati's manufacturing capacity again underutilized and its future in doubt.


     In 1989 and 1990, despite the failure of the Chrysler alliance, Maserati's management continued to hold the view that a strategic alliance was essential to its economic recovery. In consequence, the subsidiary entered into a series of agreements with Fiat, pursuant to which Mase-rati, S.p.A. was formed as a subsidiary of O.A.M. S.p.A., all of the operating assets of O.A.M. were transferred to Maserati at an appraised value of Lit. 270,000,000,000 ($170,025,000), and Fiat acquired 49% of the Maserati equity for Lit. 132,670,000,000 ($83,545,000), all of which was contributed to Maserati. Maserati also agreed to assemble a Fiat "Panda" model as a contract manufacturer for Fiat at a stated assembly fee per vehicle. Fiat agreed to purchase up to 30,000 such vehicles per year for three years.


     Shortly thereafter, in mid-1990, the onset of the Gulf war and a worldwide recession produced a major decline in European car sales generally; the luxury segment occupied by Maserati was particularly hard hit. Fiat's Panda sales fell substantially below expectations, reducing the need for the assembly of the quantity of vehicles the parties had contemplated. As a result, Fiat formally terminated the Panda production program in December 1991. Under the terms of the production agreement, there were no financial consequences to Fiat stemming from its having terminated the program. At the same time, the Italian economy as a whole was especially hard hit, due in part to a national corruption scandal involving major leaders of government, industry and finance. O.A.M.'s management concluded, and the Company's management concurred, that an upturn in the European luxury car market was unlikely in the foreseeable future. Without a significant infusion of capital, Maserati's ability to continue operations was highly unlikely.


     In  1990,  Maserati  lost  Lit.  11,489,000,000  ($7,235,000).  It  lost an additional Lit.  29,123,000,000  ($18,339,000)  in 1991 and Lit.  88,176,000,000
($55,526,000)  more in  1992,  for an  aggregate  loss  of Lit.  128,788,000,000
($81,101,000) during the three years between the original purchase by Fiat and the completion of negotiations on the Maserati Sale in 1993. In fixing a price for the 1993 sale of the remaining 51% equity interest in Maserati to Fiat, O.A.M. considered such factors as the 1990 appraisal, Maserati's remaining book value of its tangible and intangible assets, its accumulated deficiency in assets, the lack of capital to develop and produce new car models and Maserati's projected continuing operating losses for the foreseeable future until a recovery in the luxury sector of the car market might occur. O.A.M. also considered the inability of the Company, O.A.M. or any of the Company's other subsidiaries to provide needed additional operating capital to Maserati, and that continuing Maserati operations was for all practical purposes contingent on Fiat agreeing to provide that capital in the form of additional loans to Maserati. In authorizing O.A.M. to execute the May 17, 1993 acquisition agreement, the Company's board of directors, who at the time consisted of Alejandro DeTomaso, Howard E. Chase, Paolo Donghi, Patrick D'Angelo, Roberto Corradi, Mario Tozzi-Condivi and Santiago DeTomaso evaluated the same information and, on April 2, 1993, unanimously concluded that the transaction was materially beneficial to the Company and its shareholders. The Board did not expressly assign a weight to any one of the factors and each member of the Board may have considered some factors more persuasive than others. The Board's decision to accept the offer from Fiat was, however, unanimous. The Board did not seek or obtain any other independent opinion or appraisals in reaching its decision, basing its judgment instead on its own analysis of the Company's business, assets and prospects.

     Since acquiring its 49% interest in 1990, Fiat had provided operating capital to Maserati in the form of loans aggregating the principal amount of Lit. 125,000,000,000 ($78,715,000). Aggregate borrowings from all sources, including from banks, long-term debt and Fiat advances, had grown to Lit. 196,310,000,000 ($123,621,000) by December 31, 1992. Because of the enormous operating losses it sustained in its 1990-1992 fiscal years, Maserati accumulated a capital deficiency by December 31, 1992 of approximately Lit. 70,486,000,000 ($44,387,000). Under Italian law, that deficiency was required to be repaired by Maserati's shareholders, Fiat and O.A.M. Only Fiat, however, had the financial capacity to inject capital into Maserati. Had it done so, and had, as was highly likely, O.A.M. failed to invest sufficient capital to retain its relative equity ownership, O.A.M.'s interest in Maserati would have been vastly diluted, effectively resulting in the sale of O.A.M.'s equity interest in Maserati to Fiat without O.A.M. realizing any proceeds.

     If, on the other hand, neither Fiat nor O.A.M. invested the necessary capital, and if Fiat did not continue to finance Maserati's operations through additional loans, Maserati's ability to continue operations would have been seriously compromised, and the cessation of its business would have been the inevitable result.


     From the consolidations and closures which the Italian specialty automobile market had been experiencing in recent years, it was clear that an equity investment would come, if at all, from a larger multi-national automobile company. With Fiat already owning a 49% equity interest in Maserati and being by far its largest creditor, equity capital from a third party was not a realistic alternative, and the subsidiary did not seek competing bids from other sources. O.A.M. therefore authorized Alejandro DeTomaso to explore the sale of Maserati to Fiat.


     With losses mounting at Maserati, in late 1991, its management attempted to reduce costs by terminating 500 workers, but Milanese labor unions obtained local judicial relief against the terminations. Labor strife plagued Maserati throughout 1992, causing several factory shutdowns, production stoppages and shipping delays. Losses were greatly magnified as a consequence. On January 22, 1993, after extended negotiations, Maserati, its labor unions and the Italian government resolved the dispute and related legal proceedings which stemmed from the 1991 terminations. The parties agreed to implement the termination of Maserati's Milan work force in three stages, concluding on April 1, 1993. On March 31, 1993, operations at Maserati's Lambrate (Milan) facility ceased completely, thereby curtailing the single largest cause of its, and consequently the Company's, operating losses. As expected, losses for the second quarter ended June 30, 1993 were substantially lower than in prior quarters, although the Company was still unable to operate profitably.


     As part of the labor dispute resolution, the Italian government agreed to implement existing relocation and compensation programs for the benefit of the terminated workers; Maserati agreed to contribute Lit. 3,850,000,000 ($2,424,000) in connection with these government programs.


     By the time Maserati's labor problems finally were resolved, however, the combination of the foregoing factors resulted in substantial operating losses at Maserati which no longer could continue operations without a massive cash infusion sufficient to cover its capital deficiency (as required by Italian law) and to fund projected further operated losses.

     Maserati's management, having unsuccessfully explored means to further reduce costs, in October 1992, decided to halt Innocenti production at the Milan factory, concluded that continuing production of Maserati cars in Milan was no longer financially viable, and decided that the most prudent course would be to close the Milan plant completely, a process which was completed by the end of March 1993.

Advantages and Disadvantages of the Transaction


     The Company's Management is of the view that there are no disadvantages to the Maserati Sale. O.A.M. received a total of Lit. 75,750,000,000 ($47,702,000), including Lit. 53,555,000,000

($33,725,000) in cash, for the balance of the stock of the Company's principal operating subsidiary, while simultaneously eliminating an accumulated deficiency in assets. O.A.M. may also receive a small equity interest in a development company which may develop the Milanese land on which Maserati formerly conducted a portion of its operations. While the Company has effectively ceased to be engaged in any aspect of the automobile manufacturing business (although it continues to operate in the motorcycle business), those operations had not been profitable to the Company for many years. Indeed, losses had accelerated rapidly in the three years preceding the Maserati Sale as a reflection of the European recession and the progressive decline of American sales of Maserati vehicles since 1986.

     The advantages of the Maserati Sale, by contrast, are significant. The Company disposed of the single largest source of its historical operating losses and, additionally, realized substantial value for its equity stake. Moreover, it received a needed infusion of cash over the term of the acquisition agreement, which benefitted all shareholders whether directly or indirectly. Finally, the Maserati Sale was a critical component to the strategic repositioning of the Company, enabling Management to focus resource and attention on Moto Guzzi, which in turn resulted in the engagement of TIM and the acquisition by the Company of the principal assets of Finprogetti. Management believes that the transaction with Finprogetti will mark a major opportunity for the Company.


Maserati Business

     The following discussion describes the business of the manufacture and sale of Maserati vehicles as it existed prior to the Maserati Sale. Maserati had been owned and operated by Fiat since May 17, 1993, detailed current information is not available to the Company. This information is provided so that shareholders will have the same type of information which would have been available had the Maserati Sale been presented to the shareholders for approval prior to its 1993 consummation.

     The manufacture and sale of Maserati and Innocenti vehicles, for many years prior to the Maserati Sale (and to the nearly contemporaneous cessation of Innocenti production), was marked by declining volume, increasing costs and increasing losses.

     Until January 1990, when the Company reorganized its manufacturing and distribution system in conjunction with the sale to Fiat of a 49% equity interest in Maserati, the Company's O.A.M. subsidiary (formerly known as "Officine Alfieri Maserati S.p.A.") was responsible for the manufacture of the Company's Maserati and Innocenti lines of automobiles. Maserati vehicles were sold through a network of independent dealerships, and, in the United States, Puerto Rico and Canada, through the Company's MAI subsidiary which, in turn, sold Maserati vehicles to independent dealers. The Company's Innocenti Milano, S.p.A. subsidiary ("Innocenti Milano") distributed Innocenti vehicles.

     In  an  effort  to  increase  plant   utilization  and  develop   strategic
relationships with larger, better financed vehicle manufacturers, O.A.M. also became a contract manufacturer for third parties from

1989 through 1991. From January 1989 through mid-April 1990, when the program was terminated, O.A.M. manufactured a total of 7,300 "TC" Coupes for Chrysler Corporation.


     From June 1990 through December 1991, the Company assembled 19,479 "Panda" model automobiles for Fiat. In 1990, Fiat paid Maserati an assembly fee of Lit. 1,734,000 ($1,092) for each "Panda" assembled. Additionally, because "Panda" orders were lower than expected, Fiat paid Maserati the sum of Lit. 15,000,000,000 ($9,446,000) following negotiations over program expenses incurred by Maserati in connection with the shortfall in "Panda" production in 1990. Actual "Panda" production in that year was limited to 6,742 vehicles, rather than the projected production of 30,000 vehicles. Effective January 1, 1991, the "Panda" assembly fee was increased to Lit. 1,820,000 ($1,146). Following suspension and termination of the "Panda" production program in December 1991, the Company began negotiations with Fiat to establish mutually agreeable compensation to Maserati. The "Panda" production contract contained no provision for such compensation. With the consummation of the Maserati Sale, those negotiations were rendered moot.


      Models; Pricing.

     Prior to the sale of Maserati to Fiat, the subsidiary manufactured seven basic automobile models.

            Two-door coupes -- the "Ghibli," "222SR" and the "222HV";
            Small four door sedans -- the "424" the "430";
            Large four door sedans;
            Two door convertibles -- the "Spyder 2.0" and the "Spyder 2.8"; A larger two-door coupe -- the "228";
            A 2+2 coupe -- the "Shamal"; and
            A mid-engine racing car, the "Barchetta".


     The prices of Maserati cars to Italian dealers as of December 31, 1992 ranged from Lit. 47,000,000 ($29,597), to Lit. 76,000,000 ($47,859), excluding an Italian government imposed value-added tax equal to 19% of the Italian dealers' price for all vehicles sold in Italy. Until December 31, 1992, a 38% value added tax rate was applicable to all gasoline-powered vehicles sold in Italy with engines of over two litres capacity. Effective January 1, 1993, the 38% tax rate was reduced to 19%. In addition to the foregoing tax, a one time registration tax ranging from Lit. 5,000,000 ($3,147) to Lit. 12,000,000 ($7,557), according to engine size, was also applicable to all gasoline-powered vehicles sold in Italy with engines of over two litres capacity.

      Innocenti mini-cars were manufactured through 1992 at Maserati's Milan facility and were sold through Innocenti Milano. The 1992 Innocenti line, included the "Small," which consisted of three 3-cylinder engine models of 660 cc displacement, and two standard 3-cylinder models of 990 cc displacement. During 1992, there were two price increases for these models aggregating 5%. The basic selling prices of the 1992 line of models to Italian dealers ranged from Lit. 5,704,000 ($3,592) to Lit. 7,313,000 ($4,605). Innocenti Milano also marketed models manufactured by others, principally the Yugoslav-made Korel 45 and 55, which sold to dealers at prices ranging from

Lit.  5,256,000  ($3,310) to Lit.  6,044,000  ($3,807),  and the Brazilian  made
"Elba" (1300 cc engine), ranging in price from Lit. 9,207,000 ($5,798) to Lit. 9,708,000 ($6,113). All of these prices exclude options, transportation charges, and both a government-imposed value added tax equal to 19% of the dealers' prices for the vehicles and a one time registration tax ranging from Lit. 5,000,000 ($3,147) to Lit. 12,000,000 ($7,557), according to engine size. All
Innocenti "mini-car" production was terminated at the end of 1992 due to weak demand and the Company's inability to pass along increasing costs to purchasers, thus decreasing margins to unacceptable levels.


     Until March 31, 1993, Maserati vehicles had been manufactured at two plants, located in Modena and Milan, Italy. Innocenti production was located in Milan until it was terminated on December 31, 1992. On March 31, 1993, the Milan plant was closed, and all Maserati production was concentrated in Modena.

     Distribution

     In 1992, the last full fiscal year prior to the Maserati Sale, Maserati automobiles were distributed through approximately 47 independent dealers throughout Italy and through 32 importer-distributors in Western Europe, South Africa, Japan, the Middle East, the Far East and the United States. In 1992, Maserati sold 424 cars (48%) in Italy, 262 cars (30%) in Europe outside of Italy, 118 cars (13%) in Japan, and 80 cars (9%) elsewhere in the world, as compared with 1991 sales of 968 cars (54%) in Italy, 427 cars (24%) in Europe outside of Italy, 364 cars (20%) in Japan, and 41 cars (2%) elsewhere in the world.

     In 1992, no single Italian dealer or foreign importer- distributor accounted for more than 5% of worldwide sales, except for the distributors in Japan and Germany.

     As a result of the agreements between the Company and Fiat, Innocenti vehicles, (before production was terminated), together with other vehicles manufactured outside of Italy by or for the account of Fiat, were marketed through the Innocenti dealer network by Innocenti Milano. In 1992, Innocenti Milano distributed a total of 1,396 Yugoslav-made vehicles, 4,855 Brazilian-made cars and 6,639 Innocenti "minis." The Brazilian "Elba" program commenced in July 1991.

     Innocenti automobiles were distributed through Innocenti Milano to approximately 165 independent dealers throughout Italy. In 1992, there were no sales outside Italy. No single dealer accounted for more than 2.5% of sales of Innocenti mini-cars.

     Sales

     In 1992, unit sales of Maserati vehicles aggregated 884 cars, a decrease of 51% compared to 1991. In 1991, Maserati sales aggregated 1,800 cars, a decrease of 18.5% from the 1990 level of 2,209 cars.

     The Company discontinued sales of new Maserati vehicles into the United States in 1990. Until it suspended operations, MAI sold only from its existing inventory of prior years' models.

During 1992, MAI sold 17 Maserati cars. During 1991, MAI sold 45 Maserati cars, compared to 87 in 1990.

     In 1992, 5,826 660 cc and 813 990 cc Innocenti minicars (a total of 6,639 Innocenti minicars) were sold, a 37% decrease from 1991. In 1992, Innocenti Milano also sold 1,396 "Koral" model minis, manufactured in Yugoslavia, and 4,855 Brazilian-made cars. In 1991, 10,517 Innocenti minicars were sold, a 98.5% increase from 1990. Production of Innocenti vehicles was terminated in December 1992.

     Backlogs

     Backlogs were not significant with respect to Maserati cars, although backlog conditions occurred occasionally in response to the introduction of new models.

     Competition

     Competition among manufacturers of luxury cars in Europe has traditionally been intense, involving a number of considerably larger, better financed companies than Maserati. In the years preceding the Maserati Sale, the Italian luxury car industry was marked by a succession of consolidations of small, independent luxury or specialty car makers such as Ferrari and Lamborghini into large multinational companies such as Fiat and Chrysler. Maserati was one of the last such small specialty car manufacturers still independently controlled at the time of the Maserati Sale. The principal competitors for Maserati were Mercedes, Porsche, BMW, Saab, Volvo, Ferrari, Alfa-Romeo and Jaguar, all of them owned by, or themselves being, larger corporations. Italian sales of Maserati represented approximately 1.2% of the luxury car market in Italy and export sales of Maserati represented a fraction of 1% of the world-wide market in the period between 1989 and 1992.

     Competition among mini-car manufacturers in Italy and throughout Europe was also fierce, involving a number of considerably larger, better financed companies than Innocenti located in Italy, Spain, France, Germany and the United Kingdom. Innocenti competed in the market on the basis of styling, price and performance. In Italy, Innocenti cars had less than a 1% share of the total automobile market in 1992. Before ceasing production in 1992, principal competition for the Innocenti came from Fiat and its affiliates Alfa-Romeo /Autobianchi, with an approximate 48.2% Italian market share. Major competitors also include Ford, Renault, Peugeot, Volkswagen-Audi and Citroen.

     Raw Materials

     Most of Maserati's raw materials and components requirements were available at competitive prices from numerous suppliers, and supplies were not a contributing factor to the growing loses and declining sales of Maserati prior to the 1993 sale. Maserati manufactured its own engines and power train components.

     Research and Development


     Maserati conducted inhouse research and development activities to design, develop and engineer improvements to vehicle componentry and performance, and for new vehicles. An aggregate of Lit. 5,492,000,000 ($3,458,000) was devoted to internal research and development in 1992, and Lit. 3,139,000,000 ($1,977,000) in 1991.


     Seasonal Nature of Business

     There was no significant seasonal variation in the business of the Company or any of its subsidiaries except that traditionally vehicle production ceases during August of each year in Italy.

     Patents and Trademarks

     Maserati was not in any material respect dependent upon patents, licenses, franchises or concessions. No royalties were accrued or paid in 1990, 1991 or 1992.

     Pursuant to its 1990 agreement with Fiat, the Company caused the "Maserati" name, among other assets of O.A.M., to be contributed to Maserati S.p.A. By acquiring Maserati pursuant to the Maserati Sale, Fiat has thus acquired the Maserati trade name as well.

     Compliance with Governmental Regulations

     Maserati (and its predecessors), along with other automobile manufacturers, were required to incur substantial costs in designing and testing products to comply with United States emissions, motor vehicle safety, fuel economy and damage susceptibility requirements. Such standards added substantially to the price of vehicles. There were significant resulting differences between the vehicles sold in the United States market and those marketed elsewhere.

     Among the standards required of motor vehicles for sale in the United States as of December 31, 1992 were for automatic restraints, bumper impact resistance, pollution control and minimum fuel mileage. Penalties could be imposed if such standards were not met. California's Air Resource Board had also promulgated emissions standards more stringent than federal levels. Maserati had not sold any vehicles in California since 1990.

     Employees and Employee Relations


     At December 31, 1992, there were a total of 1,321 employees at the Modena and Milan facilities, compared to 1,600 at December 31, 1991, of whom approximately 75% were engaged in factory production and the balance in various supervisory, sales, purchasing, administrative, design, engineering and clerical activities. However, of the 1,030 employees on the payroll at Milan, 514 were furloughed and did not work for any substantial part of the year. The furlough cost amounted to Lit. 15,400,000,000 ($9,698,000). During 1992, per capita labor costs in Modena and Milan, excluding severance and furlough payments, increased by approximately 6% in comparison to 1991.


     During 1992, the plants at Milan and Modena availed themselves of an Italian government program designed to defray part of the cost of furloughing workers during periods of reduced production. During 1992, in addition to the 514 employees who were furloughed, other production workers were furloughed a total of 75,604 production hours at Modena at a cost of Lit. 53,806,000 ($33,883), and 237,336 production hours at Milan, at a cost of Lit. 163,000,000 ($102,645). In 1991, the Modena plant furloughed a total of 6,176 production hours at a cost to Maserati of Lit. 4,000,000 ($2,519), and 726,464 production hours in Milan, at a cost to Maserati of Lit. 275,000,000 ($173,173).


      Strikes and other labor problems at Milan in 1992, arising out of Maserati's attempted termination of 514 workers, materially impaired operations at that plant, exacerbating Maserati's problems with an already poor environment for European luxury cars. Production was interrupted by repeated work stoppages, shipments of completed cars were delayed and as a consequence, sales were lost. Losses were magnified as a result of dramatically diminished sales, while expenses remained high due to a judicial decree preventing Maserati from firing the 514 furloughed workers at the Milan plant.


     At December 31, 1992, Maserati, having assumed the obligation from O.A.M., was obligated to pay employees an aggregate of Lit. 30,245,000,000 ($19,046,000) severance pay. As a result of the Maserati Sale, that obligation was assumed by Fiat.


Financial Information About Foreign and
Domestic (Italian) Operations and Export Sales

     Maserati Business

     The following information pertains to the fiscal years ended December 31, 1990, 1991 and 1992, the three most recent full fiscal years prior to the Maserati Sale.

     All Maserati vehicle production occurred in Italy and foreign sales were made to distributors located outside Italy. Most foreign sales were made to Western European countries and the U.S. Although in the aggregate foreign sales were significant, sales to no particular country other than Switzerland and Japan were significant. Sales to other continents were also insubstantial.

     Set forth below are charts illustrating percentage Maserati vehicle sales revenues attributable to various geographic areas.

      Geographic Areas
      ----------------
                                                  Year Ended December 31
                                               1992        1991        1990
                                               ----        ----        ----
      Maserati Cars

      Italy                                     48%         52%         54%
      Europe (other than Italy)                 32%         26%         23%
      United States                             --          --           1%
      Japan                                     13%         20%         --
      Elsewhere                                  9%          2%         22%


Management's Discussion of Pro Forma Results of Operations

     The following presentation of Management's Discussion of Pro Forma Results of Operations is based on the pro forma analysis of the effect of the Maserati Sale as reported in the Company's Current Report on Form 8-K/A, Amendment No. 2, filed on October 27, 1993. This is provided solely to enable shareholders to consider the condition of the Company as at March 31, 1993, the last completed quarter prior to the Maserati Sale, and the contribution of Maserati to results of operations in the three months ended March 31, 1993 and the three years ended December 31, 1992, 1991 and 1990.


1992 Compared to 1991


     On a pro forma basis in the 1992 fiscal year, excluding the operations of Maserati, the Company lost Lit. 3,967,000,000 ($2,498,000) on net sales of Lit. 45,346,000,000 ($28,555,000), before a tax credit of approximately Lit. 4,100,000 ($2,582,000) and an extraordinary gain of Lit. 12,041,000,000
($7,582,000) from the favorable settlement by the Company's O.A.M. subsidiary of a liability to G.E.P.I., an agency of the Italian government.

     In the 1991 fiscal year, by comparison, the Company, on a pro forma basis excluding Maserati operations lost Lit. 9,811,000,000 ($6,178,000) on net sales of Lit. 32,219,000,000 ($20,289,000) before a tax credit of Lit. 11,508,000,000
($7,247,000) and an extraordinary gain from the early extinguishment of debt of Lit. 2,176,000,000 ($1,370,000).

     The improvement in sales and the reduction in net loss from 1991 to 1992 were due principally to increased sales by the Company's Moto Guzzi subsidiary of larger, more expensive motorcycles as a proportion of all units sold.

     By contrast, as the Company reported in its 1992 Annual Report on Form 10-K, on an historical and not on a pro forma basis, net sales, including at Maserati, continued their declining trend, decreasing 27.1% in 1992 compared to 1991. The decrease was the result of a variety of factors: the suspension of the Fiat "Panda" program in December 1991, generally weak economic conditions, weak demand for the Company's products and interruptions of production and shipments of finished cars and components from the Milan facility during the second quarter of 1992 as a result of the then unresolved labor dispute.

     The 30% decrease in gross profit in 1992, as compared to 1991, was the result of the loss of the Company's economies of scale as production decreased. The Company's fixed costs remained largely constant. Therefore, fixed costs were spread over decreased production, increasing the fixed costs attributable to each vehicle produced.

     In 1992, variable costs, which are less significant than fixed costs, diminished as a result of the decreased demand for the Company's products and the general weakening condition of the European economy. Generally, the Company lost a substantial portion of its economies of scale which were realized only when manufacturing a significantly greater volume of vehicles.

     As a result of decreased volume, receivables and inventories decreased 25% and 15%, respectively, in 1992 from the prior year. In the fourth quarter of 1992, Management reassessed the levels of inventories remaining and provided additional reserves of Lit. 4,732,000,000 ($2,928,218) for obsolete and excess inventory.


     Because of such poor sales and high expenses, Maserati operations generated huge losses. Once the accumulating losses incurred by the Company from Maserati operations exceeded the amount which Fiat had paid for its 49% equity interest in Maserati it acquired in 1990, O.A.M., and therefore the Company indirectly, was required under generally accepted accounting principles to absorb, for financial reporting purposes, 100% of the continuing losses sustained by the Maserati S.p.A. subsidiary, further aggravating the adverse impact of Maserati's losses on the Company's financial condition.

     Losses at Maserati increased from Lit. 29,123,000,000 ($18,339,000) in 1991 to Lit. 88,176,000,000 ($55,526,000) in 1992, which could not be supported by the Company's other operations. Even after the tax credits and extraordinary gains, the Company recorded net losses of Lit. 75,984,000,000 ($47,849,000) in 1992 and Lit. 17,320,000,000 ($10,907,000), after minority interests.

     At December 31, 1992, the Company had a deficiency in working capital of Lit. 70,486,000,000 ($44,387,000), compared to a deficiency of Lit.
29,786,000,000 ($18,757,000) at December 31, 1991. As a result of such increased losses, cash used in operating activities increased to Lit. 41,640,000,000 ($26,222,000) in 1992 from Lit 11,279,000,000 ($7,103,000) in 1991.

     Operations at Maserati in 1992 were principally financed by the Lit. 125,000,000,000 ($78,715,000) line of credit provided to Maserati S.p.A. by Fiat that year.

1991 Compared to 1990

     Net sales on a historical basis declined 46% in 1991 compared to 1990, and 76% on a pro forma basis as a result of a depressed market for luxury automobiles and motorcycles, coupled with the termination in April, 1990 of the Chrysler "TC" production program.

     Sales by Maserati declined from Lit. 242,265,000,000 in 1990 to Lit. 171,566,000,000. Gross profits on a pro forma basis dropped 83% from 1990 to 1991 as a result of the decline in production.

     The Company, however, reported net income of Lit. 43,396,000,000 on a historical basis, and Lit. 54,885,000,000 on a pro forma basis, due primarily to the sale in 1990 to Fiat of a 49% equity interest in the Company's then-newly formed Maserati subsidiary. The sale to Fiat also bolstered the Company's cash and cash equivalents position, and working capital, as at December 31, 1990, whereas at December 31, 1991, due to the ongoing losses, the Company had a working capital deficiency of Lit. 29,786,000,000.

     As in 1991, net sales in 1990 exclusive of Maserati consisted principally of motorcycle sales by the Company's Moto Guzzi (then known as G.B.M.)
subsidiary. Operations in the first quarter of 1990 also included revenues attributable to the subsequently terminated Chrysler "TC" program.

First Quarter of 1993 Compared to First Quarter of 1992

     For the quarter ended March 31, 1993, the last fiscal quarter prior to the Maserati Sale, on a pro forma basis, the Company lost Lit. 3,204,000,000 ($2,018,000) on net sales of Lit. 7,197,000,000 ($4,532,000) from continuing operations. In the first quarter of 1992, on a pro forma basis, the Company lost Lit. 11,586,000,000 ($7,296,000) from continuing operations on net sales of Lit. 12,082,000,000 ($7,608,000). Maserati lost Lit. 21,397,000,000 ($13,474,000) on net sales of Lit. 15,621,000,000 ($9,837,000) in the first three months of 1993.

     On a pro forma basis, the Company had assets of Lit. 152,250,000,000 ($95,875,000) of which approximately Lit. 70,552,000,000 ($44,428,000)
represented the present value of the proceeds of the Maserati Sale. Pro forma liabilities at March 31, 1993 were reduced by approximately Lit. 261,688,000,000 ($164,791,000) as a result of the Maserati Sale.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1993


                                                                        Pro Forma Adjustments
                                                             --------------------------------------------
                                                                   Maserati                    Other
                                                             -------------------          ---------------
                                              Historical   Debits        Credits      Debits      Credits         Pro Forma
                                              ----------   ------        -------      ------      -------         ---------
                                                                                                                 (Unaudited)
                                                                      (In Thousands of Dollars)
ASSETS:
   Current Assets                             $ 101,107                  $ 63,118(1)  $ 30,699(2)                 $ 68,687
   Property and Equipment, Net                   36,994                    25,814(1)                                11,181
   Other Assets                                   4,161                     1,883(1)    13,729(2)                   16,008
                                              ---------                                                           --------
                                              $ 142,262                                                           $ 95,876
                                              =========                                                           ========

LIABILITIES AND EQUITY:

   Current Liabilities                        $ 135,257    $ 93,288(1)                                            $ 41,969
   Long-Term Debt, Other Liabilities
     and Minority Interests                      85,938      71,503(1)                            $  7,730(2)       22,164
   Shareholders Equity (Deficiency in
      Assets)(2)                                (78,932)     73,975(1)(3)                           36,698(2)(3)    31,742
                                               --------                                                           --------
                                               $142,263                                                           $ 95,875
                                               ========                                                           ========

                                                                            Pro Forma Adjustments
                                                             -------------------------------------------------
                                                                    Maserati                     Other
                                                             ----------------------        -------------------
                                              Historical   Debits           Credits        Debits      Credits         Pro Forma
                                              ----------   ------           -------        ------      -------         ---------
                                                                                                                       (Unaudited)
                                                                  (In Millions of Italian Lire)
ASSETS:

   Current Assets                           Lit. 160,558                 Lit. 100,233(1)  Lit. 48,7502                 Lit. 109,075
   Property and Equipment, Net                    58,747                       40,992(1)                                     17,755
   Other Assets                                    6,608                        2,990(1)  Lit. 21,8022                       25,420
                                                 -------                                                                    -------
                                            Lit. 225,913                                                               Lit. 152,250
                                                 =======                                                                    =======

LIABILITIES AND EQUITY:

   Current Liabilities                      Lit. 214,788   Lit. 148,141(1)                                             Lit.  66,647
   Long-Term Debt, Other Liabilities and
     Minority Interests                          136,469        113,547(1)                             Lit. 12,275(2)        35,197
   Shareholders Equity (Deficiency in
      Assets)2                                  (125,344)                Lit. 117,473(1)(3)                 58,277(2)(3)     50,406
                                                 -------                                                                    -------
                                            Lit. 225,913                                                               Lit. 152,250
                                                 =======                                                                    =======

(1) Reflects the assets, liabilities and operations of Maserati, the subsidiary sold.


(2) Reflects the installment payments from Fiat. Includes a present value adjustment of the final installment from Fiat of Lit. 27,000,000,000, payable on January 1, 1995 without interest. The Company assumed an interest rate of 11% per annum in calculating such adjustment. Such interest rate approximates the prevailing rate in Italy.


(3)  Reflects the total gain on sale of Maserati stock.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1993

                                                                      Pro Forma Adjustments
                                                                      ---------------------
                                                                            Maserati
                                                                      ---------------------
                                                     Historical       Debits        Credits          Pro Forma
                                                     ----------       ------        -------          ---------
                                                                                                    (Unaudited)
                                                                      (In Thousands of Dollars)
Net Sales                                            $ 14,369         $  9,837(1)                     $ 4,532
Cost of Products Sold                                  19,873                       $ 15,722(1)         4,151
                                                     --------                                         -------
                                                       (5,504)                                            381
Selling and General Administrative Expenses             2,571                            992(1)         1,579
                                                     --------                                         -------
                                                       (8,075)                                         (1,198)
Interest Expense                                       (3,737)                         2,607(1)        (1,130)
Interest and Other Income or Expense                      356               45(1)                         310
                                                     --------                                         -------
     Net Income (Loss)                               $(11,456)                                        $(2,018)
                                                     ========                                         =======


                                                                      Pro Forma Adjustments
                                                                      ---------------------
                                                                            Maserati
                                                                      ---------------------
                                                     Historical       Debits        Credits            Pro Forma
                                                     ----------       ------        -------            ---------
                                                                                                      (Unaudited)
                                                                  (In Millions of Italian Lire)
Net Sales                                            Lit. 22,818    Lit. 15,621(1)                    Lit. 7,197
Cost of Products Sold                                     31,559                    Lit. 24,967(1)         6,592
                                                          ------                                           -----
                                                          (8,741)                                            605
Selling General and Administrative Expenses                4,082                          1,575(1)         2,507
                                                          ------                                           -----
                                                         (12,823)                                         (1,902)
Interest Expense                                          (5,935)                         4,140(1)        (1,795)
Interest and Other Income or Expense                         565             72(1)                           493
                                                          ------                                           -----
     Net Income(Loss)                               Lit. (18,193)                                     Lit.(3,204)
                                                          ======                                           =====

(1) Reflects the assets, liabilities and operations of Maserati, the subsidiary sold.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1992


                                                              Pro Forma Adjustments
                                                            ------------------------
                                                                    Maserati
                                                            ------------------------
                                            Historical      Debits           Credits      Pro Forma
                                            ----------      ------           -------      ---------
                                                                                         (Unaudited)
                                                            (In Thousands of Dollars)

Net Sales                                    $  93,538   $  64,982(1)                     $  28,555
Cost of Products Sold                          120,674                     $  95,887(1)      24,787
                                             ---------                                    ---------
                                               (27,136)                                       3,768
Selling and General Administrative Expenses     17,940                        10,915(1)       7,025
                                             ---------                                    ---------
                                               (45,076)                                      (3,257)
Interest Expense                               (15,902)                       12,601(1)      (3,301)
Interest and Other Income or Expense             2,982                         1,106(1)       4,088
Income Tax Credit                                2,564                                        2,564
                                             ---------                                    ---------
                                               (55,432)                                          94
Extraordinary Item - Gain on Early
   Extinguishment of Debt                        7,582                                        7,582
                                             ---------                                    ---------
     Net Income (Loss)                       ($ 47,850)                                   $   7,676
                                             =========                                    =========

                                                                   Pro Forma Adjustments
                                                                 --------------------------
                                                                          Maserati
                                                                 --------------------------
                                                Historical       Debits             Credits            Pro Forma
                                                ----------       ------             -------            ---------
                                                                                                      (Unaudited)
                                                                 (In Millions of Italian Lire)


Net Sales                                     Lit. 148,538    Lit. 103,192(1)                       Lit. 45,346
Cost of Products Sold                              191,630                       Lit. 152,269(1)         39,361
                                                  --------                                               ------
                                                   (43,092)                                               5,985
Selling General and Administrative Expenses         28,489                             17,333(1)         11,156
                                                  --------                                               ------
                                                   (71,581)                                              (5,171)
Interest Expense                                   (25,252)                            20,010(1)         (5,242)
Interest and Other Income or Expense                 4,736                              1,756(1)          6,492
Income Tax Credit                                    4,072                                                4,072
                                                  --------                                               ------
                                                   (88,025)                                                 151
Extraordinary Item - Gain on Early
   Extinguishment of Debt                           12,041                                               12,041
                                                  --------                                               ------
     Net Income(Loss)                         Lit. (75,984)                                         Lit. 12,192
                                                  ========                                               ======


(1) Reflects the assets, liabilities and operations of Maserati, the subsidiary sold.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1991


                                                            Pro Forma Adjustments
                                                            ---------------------
                                                                  Maserati
                                                            ---------------------
                                             Historical     Debits        Credits    Pro Forma
                                             ----------     ------        -------    ---------
                                                                                    (Unaudited)
                                                         (In Thousands of Dollars)


Net Sales                                    $ 128,328   $ 108,039(1)       --        $  20,289
Cost of Products Sold                          126,951                 $ 109,228(1)      17,723
                                             ---------                                ---------
                                                 1,377                                    2,566
Selling and General Administrative Expenses      6,225                     9,145(1)       7,080
                                             ---------                                ---------
                                               (14,848)                                  (4,514)
Interest Expense                               (14,804)                    8,205(1)      (6,599)
Interest and Other Income or Expense(2)          5,134         200(1)                     4,934
Income Tax Credit                                7,247                                    7,247
                                             ---------                                ---------
                                               (17,271)                                   1,068
Extraordinary Item - Gain on Early
   Extinguishment of Debt                        1,370                                    1,370
                                             ---------                                ---------
     Net Income (Loss)                       ($ 15,901)                               $   2,438
                                             =========                                =========


                                                                   Pro Forma Adjustments
                                                                 --------------------------
                                                                          Maserati
                                                                 --------------------------
                                                Historical       Debits             Credits            Pro Forma
                                                ----------       ------             -------            ---------
                                                                                                      (Unaudited)
                                                                 (In Millions of Italian Lire)
Net Sales                                     Lit. 203,785    Lit. 171,566(1)                       Lit. 32,219
                                                   -------                                               ------
Cost of Products Sold                              201,598                       Lit. 173,454(1)         28,144
                                                     2,187                                                4,075
Selling General and Administrative Expenses         25,766                             14,523(1)         11,243
                                                   -------                                               ------
                                                   (23,579)                                              (7,168)
Interest Expense                                   (23,508)                            13,029(1)        (10,479)
Interest and Other Income or Expense(2)              8,153            317(1)                              7,836
Income Tax Credit                                   11,508                                               11,508
                                                   (27,426)                                               1,697
Extraordinary Item - Gain on Early
   Extinguishment of Debt                            2,176                                                2,176
                                                   -------                                               ------
     Net Income:                              Lit. (25,250)                                          Lit. 3,873
                                                   =======                                               ======

(1) Reflects the assets, liabilities and operations of Maserati, the subsidiary sold.

(2)  Before minority interests.

                  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                YEAR ENDED DECEMBER 31, 1990


                                                          Pro Forma Adjustments
                                                          ---------------------
                                                                  Maserati
                                                          ---------------------
                                            Historical    Debits       Credits      Pro Forma
                                            ----------    ------       -------      ---------
                                                                                   (Unaudited)
                                                           (In Thousands of Dollars)

Net Sales                                   $ 237,644   $152,560(1)                 $  85,084
Cost of Products Sold                         244,030                $ 143,768(1)     100,261
                                            ---------                               ---------
                                               (6,386)                                (15,177)
Selling and General Administrative Expenses    18,984                   11,115(1)       7,868
                                            ---------                               ---------
                                              (25,370)                                (23,045)
Interest Expense                              (14,280)                   4,557(1)      (9,724)
Interest and Other Income or Expense(2)        77,226                                 (28,960)
                                            ---------                               ---------
                                                8,616                                  15,852
Extraordinary Item - Utilization of Net
   Operating Loss Carryforwards                18,712                                  18,712
                                            ---------                               ---------
     Net Income (Loss)                      $  27,328                               $  34,564
                                            =========                               =========

                                                                     Pro Forma Adjustments
                                                                   --------------------------
                                                                            Maserati
                                                                   --------------------------
                                              Historical           Debits             Credits         Pro Forma
                                              ----------           ------             -------         ---------
                                                                                                     (Unaudited)
                                                                   (In Millions of Italian Lire)


Net Sales                                   Lit. 377,378       Lit. 242,265(1)                    Lit. 135,113
Cost of Products Sold                            387,519                           Lit. 228,304(1)     159,215
                                                 -------                                               -------
                                                 (10,141)                                               24,102
Selling General and Administrative Expenses       30,146                                 17,651(1)      12,495
                                                 -------                                               -------
                                                 (40,287)                                              (36,597)
Interest Expense                                 (22,677)                                 7,236(1)     (15,441)
Interest and Other Income or Expense(2)          122,635                                    563(1)     123,198
Income Taxes                                     (45,989)                                              (45,989)
                                                 -------                                               -------
                                                  13,682                                                25,171
Extraordinary Item - Utilization of Net
   Operating Loss Carryforwards                   29,714                                                29,714
                                                 -------                                               -------
     Net Income:                             Lit. 43,396                                           Lit. 54,885
                                                 =======                                               =======

(1) Reflects the assets, liabilities and operations of Maserati, the subsidiary sold.

(2)  After minority interests.

Vote Required

     The approval of 66-2/3% of all shares of common stock entitled to vote at the Annual Meeting of shareholders, is sought to ratify the execution and consummation of the agreement. Two shareholders, Finprogetti S.p.A., and the trustee of Tail Trust (the successor-in-interest to certain shares formerly held by Alejandro DeTomaso), holding an aggregate of 49.1% of the outstanding shares of common stock, have agreed to vote for ratification. Additionally, shares held by officers and directors of the Company, shares separately acquired by shareholders of Finprogetti and shares held by members of Alejandro DeTomaso's family may be expected to vote in favor of the proposal, although such holders are not so required by any agreement, arrangement or understanding. Those shares, together with the shares of Finprogetti and the Trust, aggregate 65.6% of votes which may be cast. Ratification is therefore reasonably certain.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

Dissenting Shareholders' Rights

     While the Company did not itself sell any assets in connection with the Maserati Sale, Management believes that shareholders are entitled to an opportunity to vote on the ratification of the Maserati Sale. Under applicable Maryland law, shareholders of a Maryland corporation which disposes of all or substantially all of its assets and who dissent from the transaction are entitled to an opportunity to have the value of the shares determined through an appraisal process. While Management can not determine for a certainty whether the Maserati Sale would constitute such a sale by the Company (because there is no precedential guidance from the Maryland courts or Federal courts applying Maryland law), some courts of other states which have considered the issue have concluded that sales of assets by a corporation's subsidiary could, under certain circumstances, constitute a sale by the corporation itself of all or substantially all of its assets. The Maryland courts, if presented with the question might similarly so conclude. Other courts, however, have reached contrary conclusions. Despite the legal uncertainty, Management does not intend to object if a shareholder of the Company were to seek to invoke the appraisal process and, if the Maryland Department does not accept for recording the Articles of Transfer which commence certain time constraints on the appraisal process, the Company will, to the extent that it may legally do so, waive such requirements as a condition to invoking the appraisal process. There can be no assurance, however, that appraisal rights will be recognized in Maryland should a shareholder seek to assert them.


     As described below in greater detail, a shareholder who votes in favor of ratification of the Maserati Sale could not, under any circumstances, pursue any appraisal rights which may exist.


Right to Dissent and Appraisal

     The following information is provided to advise shareholders of the procedures required to preserve and invoke such appraisal rights as may be available to the Company's shareholders in connection with the Maserati Sale. Under the Maryland General Corporation Law, each holder of the Company's Common Stock will be entitled to demand and receive payment of the fair value of his shares in cash, if he or she (i) prior to or at the Annual Meeting, files with the Company a written objection to the Maserati Sale, (ii) does not vote in favor of the Maserati Sale and (iii) within 20 days after Articles of Transfer have been accepted for recording by the Maryland Department makes written demand on the Company for payment of his or her shares, stating the number of shares for which payment is demanded. A written objection pursuant to clause (i) above should be sent to the Company at DeTomaso Industries, Inc., 107 Monmouth Street, Red Bank, New Jersey 07707, Attention:
Catherine D. Germano, Assistant Secretary. The Company will not accept a direction in the shareholder's proxy to vote against the Maserati Sale as constituting a written objection or demand within the meaning of clause (i) or clause (iii) above. Any shareholder who fails to comply with the requirements described above will be bound by the terms of the Maserati Sale. A demand for payment may be withdrawn only with the consent of the Company.

     The Company will promptly deliver or mail to each dissenting shareholder written notice of the date the Articles of Transfer have been accepted (or are rejected) for recording by the Maryland Department. The Company may also deliver or mail to each objecting shareholder a written offer to pay for his or her stock at a price deemed by the Company to be the fair value thereof. Fair value will be determined as of the close of business on the day preceding the closing of the Maserati Sale. In accordance with Maryland law, the determination of fair value will not include the effect of any appreciation or depreciation caused directly or indirectly by the Maserati Sale. The Board has determined that the fair value on such date was between $5 and $8 per then-outstanding share. Within 50 days after the Articles of Transfer have been accepted (or are rejected) by the Maryland Department, either the Company or any objecting shareholder who has not received payment for his shares may petition a court of equity in Baltimore, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting shareholder is entitled to an appraisal of his or her stock, the court will appoint three (3) disinterested appraisers to determine the fair value of such shares on terms and conditions the court determines proper, and the appraisers will, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating the conclusion of the majority as to the fair value of the shares. Within 15 days after the filing of the report, any party may object to the report and may request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the appraiser's report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting shareholder or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the shareholders' vote on the action to which objection was made, unless the court finds that the shareholder's refusal to accept a written offer to purchase stock made by the Company as described above was arbitrary and vexatious or not in good faith. Costs of the proceeding (not including attorneys' fees) will be determined by the court and will be assessed against the Company, or under certain circumstances, the objecting shareholder, or both.


     Because of uncertainty regarding the availability of appraisal rights to objecting shareholders there can be no assurance that Articles of Transfer, filing of which commences certain obligations of the objecting shareholder, will be accepted for filing. The Company will notify objecting shareholders whether or not the Articles of Transfer are accepted for filing, and will not raise an objection relating to timeliness of such shareholders efforts to perfect appraisal rights of the shareholder acts, with respect to the notice issued by the Company, in the time frame otherwise required concerning shareholder obligation with respect to the filing of Articles of Transfer.


     At any time after the filing of a petition for appraisal, the court may require any dissenting shareholder to submit his or her certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. In order to receive payment, whether by agreement with the Company or pursuant to a judgment, the shareholder must surrender the stock certificates endorsed in blank and in proper form for transfer. A shareholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the shareholders' vote regarding the Maserati Sale and shall cease to have any rights as a shareholder with respect to the shares except for the right to receive payment of the fair value thereof. The shareholder's rights may be restored only upon the withdrawal, with the consent of the Company, of the demand for payment, failure of either party to file a petition for appraisal within the time required, a determination of the court that the shareholder is not entitled to an appraisal, or the abandonment or rescission of the Maserati Sale.


     The foregoing summary of the rights of dissenting shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their dissenters' rights. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each shareholder desiring to exercise dissenters' rights should refer to Title 3, Subtitle 2, entitled "Rights of Objecting Shareholders", of the Corporations and Associations Article of the Annotated Code of Maryland (1985 Replacement Volume), a copy of which is attached as Exhibit D to the Proxy Statement, for a complete statement of the shareholder's rights and the steps which must be followed in connection with the exercise of dissenter's rights.


Shareholder Proposals at the Company's
Next Annual Meeting of Shareholders


     Shareholders of the Company who intend to submit proposals to the Company's shareholders at the Company's next annual meeting of shareholders must submit such proposals to the Company so that it is received no later than December 10, 1996, 120 days before the anticipated date of mailing of the proxy statement for such meeting. Shareholder proposals should be submitted to Catherine D. Germano, Assistant Secretary, 107 Monmouth Street, Red Bank, New Jersey 10022.


Financial Information


     The Company's financial statements for the years ended December 31, 1995, 1994 and 1993 are annexed to this Proxy Statement. The Company's financial statements at March 31, 1996 and for the three months then ended are contained in its Quarterly Report on Form 10-Q which accompanies this Proxy Statement. The pro forma financial statements for the years ended December 31, 1994 and 1993 of the Finprogetti subsidiaries acquired in the Finprogetti Acquisition, and the pro forma combined financial statements of the Company for the six months ended June 30, 1995 are included in the Company's Current Report on Form 8-K which accompanies this Proxy Statement. The pro forma condensed consolidated balance sheet of the Company at March 31, 1993 and the pro forma condensed consolidated statements of operations of the Company for the fiscal years ended December 31, 1992, 1991 and 1990 and for the three months ended March 31, 1993 and 1992, all of which were filed in the Company's Current Report on Form 8-K for the reportable event dated July 17, 1993, are included in this Proxy Statement.


Other Matters

     Management knows of no other matters to be presented at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the appointees named in the Proxy will vote the Proxy in accordance with their best judgment.


                       By Order of the Board of Directors


                                 Carlo Previtali
                                    Secretary




Dated:  Milan, Italy
        May __, 1996

                                  PRELIMINARY
                                 FORM OF PROXY

                          DE TOMASO INDUSTRIES, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL
             MEETING OF SHAREHOLDERS OF DE TOMASO INDUSTRIES, INC.

     The undersigned acknowledges receipt of a Notice of Annual Meeting and of accompanying Proxy Statement and hereby appoints Howard E. Chase and Catherine
D. Germano, and either of them, proxies with several powers of substitution, to vote the shares of DeTomaso Industries, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of DE TOMASO INDUSTRIES, INC. (the "Company"), to be held on July 15, 1996, or at any adjournment thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement:

     1. To elect the following persons (unless authority to vote is withheld as to all nominees by crossing out this item, or as to any individual nominee by crossing out his name below) to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify:

            Giovanni Avallone   Howard E. Chase     Albino Collini
            Mario Tozzi-Condivi Roberto Corradi     Carlo Garavaglia
            Maria Luisa Ruzzon  Santiago De Tomaso  Francesco Pugno Vanoni

     2. To amend the Articles of Incorporation to increase the number of shares of authorized common stock to 50,000,000 and change the par value to $.01 per share, authorization for preferred stock.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     3. To amend the Articles of Incorporation to eliminate authorization for preferred stock.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     4. To amend the Articles of Incorporation to change the name of the Company to Trident Rowan Corp.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     5. To approve the adoption of the 1995 Non-Qualified Stock Option Plan.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     6. To approve the adoption of the 1995 Stock Option Plan for Outside Directors.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     7. To ratify the 1993 sale by O.A.M., S.p.A. (a subsidiary of the Company) of its 51% equity interest in Maserati S.p.A. to Fiat Auto, S.p.A.

            |_|   FOR         |_|   AGAINST     |_|   ABSTAIN

     8. To act upon any other business that may properly come before the meeting or any adjournment thereof according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy or proxies. If more than one of the above-named proxies shall be present in person or by substitute, both of the proxies so present and voting shall have and may exercise all the powers hereby granted.


IF NO INSTRUCTION IS INDICATED, SAID PROXIES WILL VOTE "FOR" THE PROPOSAL REFERRED TO IN ITEMS 1-7 AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 8.

                   Dated ________________ , 1996
                              (Please Date)

                                          Signature(s):

                                          ________________________________

                                          ________________________________
                                          (Please sign under name exactly
                                           as it appears to left)

                                    EXHIBIT A

                           DE TOMASO INDUSTRIES, INC.

                      1995 Non-Qualified Stock Option Plan

     1. Purpose: The purpose of the De Tomaso Industries, Inc. 1995 Non-Qualified Stock Option Plan (the "Plan") as hereinafter set forth, is to enable De Tomaso Industries, Inc., ("DTI") a Maryland corporation, and its affiliated companies (hereinafter referred to, individually and/or collectively, as the "Corporation") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to officers and other key employees of and consultants to the Corporation and any future parent or subsidiary of the Corporation to promote the success of the Corporation. Options granted under the Plan are not intended to be incentive stock options under Internal Revenue Code ss. 422. Proceeds of cash or property received by the Corporation from the sale of common stock of the Corporation pursuant to options granted under the Plan will be used for general corporate purposes.

     2. Administration.

     (a) The Plan shall be administered by a committee (the "Committee") comprised of either the entire Board of Directors (the "Board") of the Corporation, or a committee thereof appointed by the Board. The Committee shall be composed of not less than two (2) directors. All of the members of the Committee shall be disinterested persons, as defined in subparagraph 2(b) hereof. The Committee may have responsibilities in addition to the administration of the Plan. The Executive Committee or Compensation Committee of the Board may be designated as the Committee which administers the Plan. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of participants' agreements (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee on matters within their jurisdiction under the Plan shall be conclusive and binding. No member of the Committee shall be liable for any action taken or determination made in good faith.

     (b) The term "disinterested person" as used in this Plan, shall mean a Committee member who has not at any time within one year prior to his/her service as a Committee member received, and who will not during the term of his/her service receive, a discretionary grant or award of a stock option or stock appreciation right under this Plan, or any other plan or practice of DTI or any of its affiliates. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time in effect and the requirements necessary to be considered an "outside director" within the meaning of the Treasury Regulations promulgated or proposed from time to time under Internal Revenue Code ss.162(m).

     3. Eligibility. Options may be granted under this Plan to any officer or other key employee of the Corporation or its affiliates, or any consultant to the Company who, in the opinion of the Committee, has made or is expected to make key contributions to the success of the Corporation. The Committee shall determine, within the limits of the express provisions of the Plan, those employees to whom, and the time or times at which, options shall be granted. The Committee shall also determine the number of shares to be subject to each option, the duration of each option, the exercise price (option price) under each option, the time or times within which (during the term of the option) all or portions of each option may be exercised, and whether cash, common stock of the Corporation, or other property may be accepted in full or partial payment upon exercise of an option. In making such determinations, the Committee may take into account the nature of the services rendered by the employee, his/her present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant.

     4. Common Stock. Options may be granted for a number of shares not to exceed, in the aggregate, One Million One Hundred Fifty Thousand (1,150,000) shares of common stock of the Corporation, $2.50 par value per share (as such par value may be changed from time to time, "Common Stock"), except as such number of shares shall be adjusted in accordance with the provisions of Section 6 hereof and the maximum number of options which may be granted to any individual optionee in any single calendar year shall not exceed Three Hundred Fifty Thousand (350,000). Such shares may be either authorized but unissued shares or reacquired shares or other treasury shares. In the event that any option granted under the Plan expires unexercised, or is surrendered by a participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which options may be granted under the Plan, the shares which had been subject to such option, or to the unexercised portion thereof, shall again become available for new options to be granted under the Plan to any eligible employee (including the holder of such former option) at an option price determined in accordance with Section 5(a) hereof, which price may then be greater or less than the option price of such former option.

     5. Required Terms and Conditions of Options. The options granted under the Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine subject to the provisions of the Plan, including the following:

          (a) Option Price. The option price of each option to purchase Common Stock shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock subject to such option at the time such option is granted, or at such other value as if determined in accordance with procedures established by the Committee. As used herein, Fair Market Value shall mean the closing price of the Common Stock as reported by the National Association of Securities Dealers (as published by the Wall Street Journal, if published).

          (b) Maximum Term. No option shall be exercisable after the expiration of ten (10) years from the date it is granted.

          (c) Installment Exercise Limitations. At the discretion of the Committee, options may become exercisable in such number of cumulative annual installments as the Committee may establish.

          (d) Termination of Option. In the event an optionee shall cease to be employed by the Corporation for any reason other than death, the optionee shall have the right, subject to the provisions of Sections 5(b) and 6 hereof, to exercise his option at any time within three months after such cessation of employment, but only as to such number of shares as to which his option was exercisable at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence, (i) if cessation of employment occurs by reason of the disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), such three month period shall be extended to six months; and (ii) if employment is terminated at the request of the Corporation for "cause", the participant's right to exercise his option shall terminate at the time notice of termination of employment is given by the Corporation to such optionee. For purposes of this provision, "cause" shall mean either (a) such events as constitutes "cause" for termination pursuant to any employment agreement, consulting agreement or other agreement between the Corporation or its affiliates and the optionee or (b) in the absence of such agreement, (i) committing a criminal act against, or in derogation of the interest of the Corporation, (ii) divulging confidential information about the Corporation;
(iii) interfering with the relationship between the Corporation and any supplier, client, customer or similar person; or (iv) performing any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interest of the Corporation to constitute "cause" for termination. If a participant dies while in the employ of the Corporation or its subsidiaries or within three months after cessation of such employment, his estate, personal representative or the person that acquires his option by bequest or inheritance or by reason of his death shall have the right, subject to the provisions of Section 5(b) and 6 hereof, to exercise his option at any time within three months from the date of his death, but only as to the number of shares as to which his option was exercisable on the date of his death. In any such event, unless so exercised within the period as aforesaid, the option shall terminate at the expiration of said period. The time of cessation of employment and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Committee.

          (e) Method of Exercise. Options may be exercised by giving written notice to the Treasurer of the Corporation, stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for Common Stock, whether in cash or other shares of Common Stock shall be made in full at the time that an option, or any part thereof, is exercised. Notwithstanding the foregoing, payment for Common Stock may not be made with other shares of Common Stock acquired through previous exercise of a stock option under this Plan if such Common Stock has not been held by the participant at least six months from date of exercise.

     6. Adjustments.

          (a) The aggregate of shares of Common Stock with respect to which options may be granted hereunder and the number of shares of Common Stock subject to each outstanding option, may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation; provided, however, that no adjustment in the number of shares with respect to which options may be granted under the Plan or in the number of shares subject to outstanding options shall be made except in the event, and then only to the extent, that such adjustment, together with all respective prior adjustments which were not made as a result of this provision, involves a net change of more than ten percent (i) from the number of shares of Common Stock with respect to which options may be granted under the Plan or (ii) with respect to each outstanding option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof.

          (b) Subject to any required action by the stockholders, if the Corporation shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled if he actually owned the stock subject to the option immediately prior to the time any such transaction became effective; provided, however, that all unexercised options under the Plan may be cancelled by the Corporation as of the effective date of any such transaction, by giving notice to the holders thereof of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction of all partly or wholly unexercised options in full (without regard to installment exercise limitations).

          (c) In the case of dissolution of the Corporation, every option outstanding hereunder shall terminate; provided, however that each option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised option (without regard to installment exercise limitations).

          (d) On the basis of information known to the Corporation, the Committee shall make all determinations under this Section 6, including whether a transaction involves a sale of substantially all of the Corporation's assets; and all such determinations shall be conclusive and binding.

          7. Option Agreements. Each optionee shall agree to such terms and conditions in connection with the exercise of an option, including restrictions on the disposition of the Common Stock acquired upon the exercise thereof, as the Committee may deem appropriate. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an option may bear a legend referring to the terms and conditions contained in the respective option agreement and the Plan, and the Corporation may place a stop transfer order with its transfer agent against the transfer of such shares.

     8. Certain Legal and Other Requirements.

          (a) The obligation of the Corporation to sell and deliver Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, or any state securities laws, if deemed necessary or appropriate by the Board, of the Common Stock reserved for issuance upon exercise of options, and any applicable income and employment tax withholding requirements. Nothing herein shall be construed to obligate the Corporation to effect any such registration or qualification. The certificates evidencing the Common Stock issued upon exercise of options may be legended to indicate a lack of such registration or qualification. The Corporation may require any optionee, as a condition of exercising his option, or at any time thereafter, to represent in writing that he is acquiring (or has acquired) the Common Stock for his own account and not with a view to distribution; notwithstanding the foregoing, the Corporation's failure or refusal to request and/or obtain such representation shall not be construed as a waiver of any provision hereof.

          (b) A participant shall have no rights as a stockholder with respect to any shares covered by an option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares. No adjustment other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

     9. Non-transferability. During the lifetime of an optionee, any option granted to him shall be exercisable only by him or by his guardian or legal representative. No option shall be assignable or transferable, except by will or by the laws of descent and distribution. The granting of an option shall impose no obligation upon the employee to exercise such option or right.

     10. No Contract of Employment. Neither the adoption of this Plan nor the grant of any option shall be deemed to obligate the Corporation to continue the employment of any optionee for any particular period, nor shall the granting of an option constitute a request or consent to postpone the retirement date of any employee.

     11. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall, in writing, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     12. Termination and Amendment of Plan. No options shall be granted under the Plan more than ten years after the date the Plan was adopted. The Board, acting by a majority of its members, exclusive of Board members who are eligible to receive options, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not (i) change the total number of shares of Common Stock available for options under the Plan, except as provided in Section 6 hereof, (ii) extend the duration of the Plan, (iii) increase the maximum term of options, (iv) decrease the minimum option price or otherwise materially increase the benefits accruing to participants under the Plan, or (v) materially modify the eligibility requirements of the Plan; and provided further, that no such action shall materially and adversely affect any outstanding options without the consent of the respective optionees.

     13. Effective Date.

     The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation within twelve months thereafter, and options made available prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

                                    EXHIBIT B

                           DE TOMASO INDUSTRIES, INC.

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I. Purpose.

     The purpose of the De Tomaso Industries, Inc. (the "Company") 1995 Stock Option Plan for Outside Directors (the "Outside Directors' Option Plan") is to promote the growth and profitability of the Company and to provide outside directors of the Company with an incentive to achieve the long-term objectives of the Company, attract and retain non-employee directors of outstanding competence and to provide such outside directors with an opportunity to acquire an equity interest in the Company. Options granted under the Outside Directors' Option Plan are not intended to be characterized as incentive stock options under Internal Revenue Code Section 422.

II. Grant of Options.

     (a) Initial Grant. Each member of the Board of Directors of the Company who is not an employee of the Company ("Outside Director") and who was serving in such capacity on January 2, 1996 shall, on the earliest practicable date following shareholder approval of this plan, be granted stock options to purchase 5,000 shares of the Company's common stock, $2.50 par value per share (as such par value may be changed from time to time, "Common Stock"), subject to adjustment as provided in Section IV (the "Initial Grant"). The purchase price per share of the Common Stock deliverable upon the exercise of each stock option shall be the Fair Market Value (as defined below) of the Common Stock on the date of the grant of the option being exercised. As used herein, "Fair Market Value" shall mean the closing price of the Common Stock as reported by the National Association of Securities Dealers (as published by the Wall Street Journal, if published).

     (b) Grants Subsequent to Initial Grant. Each person who is an Outside Director on January 2, of each calendar year subsequent to 1996 ("Continuing Outside Director") shall be granted on each such January 2 stock options to purchase 5,000 shares of Common Stock, subject to adjustment pursuant to Section
IV. The purchase price per share of the Common Stock deliverable upon the exercise of each such option shall be the Fair Market Value of the Common Stock on the date of the grant of the option being exercised. A person who is initially elected a director on a date other than January 2 of any year, and who is an Outside Director, shall on the date of such election be granted such integral number of options as is equal to 5,000, multiplied by a fraction, the numerator of which is the number of whole calendar months remaining until the succeeding January 2, and the denominator of which is 12.

     (c) Ineligibility. An option under the Outside Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of the Company or was eligible to receive any options to purchase Common Stock.

     (d) Continuing Plan. The Outside Directors' Option Plan and the grant of options subsequent to the Initial Grant pursuant thereto are part of a continuing plan.


III. Terms and Conditions.

     (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the Outside Director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this Outside Directors' Option Plan.

     (b) Termination of Option. Each option shall expire upon the earlier of (i) five (5) years following the date of grant, or (ii) three (3) months following the date on which the Outside Director ceases to serve in such capacity for any reason other than removal for cause. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's personal representative(s), designee(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than ten (10) years after the date of its grant. If the Outside Director is removed for cause all options awarded to him shall expire upon such termination.

     (c) Limitations on and Manner of Exercise. No option may be exercised, in whole or part, until the later of (i) January 2 succeeding the date of grant, or
(ii) six (6) months following the date of grant. Subject to the foregoing, any option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Executive Officer or the Chief Financial Officer of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Company. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be the Fair Market Value of such shares determined as of the date of such exercise.

     (d) Transferability. Each option granted hereby is not transferable by the optionee and may be exercised only by the Outside Director to whom it is issued or in the event of the Outside Director's death, his or her personal representative(s) designee(s), heir(s), or devisee(s) pursuant to the terms of
Section III(b).

     (e) Six Month Holding Period. In accordance with Rule 16b-3(c)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Outside Directors shall not be permitted to dispose of Common Stock underlying an option granted pursuant to this

Outside Directors' Option Plan during the six month period commencing from the date of the acquisition of such option.

     (f) Conditions Upon Issuance of Shares of Common Stock. No shares of Common Stock shall be delivered pursuant to the exercise of any option granted under this Outside Directors' Option Plan unless the delivery of such shares shall comply (in the opinion of counsel to the Company) with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Act"), the rules and regulations promulgated thereunder, any applicable state securities laws, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition to the exercise of an option, the Company may require the exercising optionee to make such written representations and warranties as may be necessary to assure the availability of an exemption from any registration requirements of federal or state securities laws. Certificates representing shares of Common Stock issued upon the exercise of any option may bear a legend restricting transfer of the shares except in compliance with federal and state securities statutes or an exemption therefrom, if available. The failure of any certificates to contain such a legend shall not constitute a waiver by the Company of any such registration requirements.

IV. Common Stock Subject to the Outside Directors' Option Plan.

     The shares of Common Stock which shall be issued and delivered upon exercise of options granted under the Outside Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Outside Directors' Option Plan shall not exceed One Hundred and Fifty Thousand (150,000) shares of the Common Stock of the Company subject to adjustment pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Outside Directors' Option Plan.

     In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, split-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under this Outside Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Outside Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to an Outside Director under the Outside Directors' Option Plan.

V. Effective Date of the Plan; Stockholder Approval.

     The Outside Directors' Option Plan has been adopted by the Board of Directors and shall become effective on the date that the Outside Directors' Option Plan is approved by the vote of the Company's stockholders holding a majority of the shares of Common Stock entitled to vote thereon. The Outside Directors' Option Plan shall be presented to stockholders of the Company for approval for purposes of obtaining favorable treatment under Section 16(b) of the Exchange Act.

VI. Termination of the Plan.

     The right to grant options under the Outside Directors' Option Plan shall terminate upon the earlier of December 31, 2005 and the issuance of the Common Stock or exercise of options equal to the maximum number of shares of Common Stock reserved for under this Outside Directors' Option Plan.

VII. Amendment of the Plan.

     The Outside Directors' Option Plan may be amended, from time to time, by the Board of Directors of the Company, provided that Section II, "Grant of Options", shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. Except as provided in Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Outside Directors' Option Plan becomes qualified under Rule 16b-3 promulgated under the Exchange Act and an amendment would require stockholder approval under such Rule 16b-3 to retain the Outside Directors' Option Plan's qualification, then such amendment shall be presented to stockholders for approval; provided, however, the failure to obtain stockholder approval shall not affect the validity of this Outside Directors' Option Plan as so amended and the options granted thereunder.

VIII.  Applicable Law.

     This  Outside   Directors'  Plan  shall  be  administered,   construed  and
interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

IX. Administration.

     Awards of options under this Outside Directors' Option Plan are automatic. This Outside Directors' Option Plan is intended to be a "Formula Award" plan as recognized by Rule 16b- 3(c)(2)(ii) promulgated under the Exchange Act, and shall be interpreted accordingly.

X. Registration of Shares.

     Nothing contained in this Outside Directors' Option Plan shall be construed to require the Company to register under the Act any shares of Common Stock underlying options granted under this Outside Directors' Option Plan.

XI. Headings.

     The headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of this Outside Directors' Option Plan.

                                    EXHIBIT D

1. Maryland Corporations and Associations Code Ann. ss. 3-201 (1995)

     ss. 3-201. "Successor" defined:

     (a) Corporation amending charter. -- In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

     (b) Corporation whose stock is acquired. -- When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

2. Maryland Corporations and Associations Code Ann.ss. 3-202 (1995)

     ss. 3-202. Right to fair value of stock:

     (a) General rule. -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

          (1) The corporation consolidates or merges with another corporation;

          (2) The stockholder's stock is to be acquired in a share exchange;

          (3) The corporation transfers its assets in a manner requiring corporate action under ss. 3-105 of this title;

          (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

          (5) The transaction is governed by ss. 3-602 of this title or exempted by ss. 3-603 (b) of this title.


     (b) Basis of fair value:

          (1) Fair value is determined as of the close of business:

               (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the day notice is given or waived under ss. 3-106; or

               (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

          (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

          (3) In any transaction governed by ss. 3-602 of this title or exempted by ss. 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of ss. 3-603 (b) of this title.

     (c) When right to fair value does not apply. -- Unless the transaction is governed by ss. 3-602 of this title or is exempted by ss. 3-603 (b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

          (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

               (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the date notice is given or waived under ss. 3-106; or

               (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

          (2) The stock is that of the successor in a merger, unless:

               (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

               (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

          (3) The stock is that of an open-end investment company registered with

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

         the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.


   3. Maryland Corporations and Associations Code Ann.ss. 3-203 (1995)

     ss. 3-203. Procedure by stockholder:

     (a) Specific duties. -- A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

          (1) Shall file with the corporation a written objection to the proposed transaction:

               (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, within 30 days after notice is given or waived under ss. 3-106; or

               (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

          (2) May not vote in favor of the transaction; and

          (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

     (b) Failure to comply with section. -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

4. Maryland Corporations and Associations Code Ann. ss. 3-204 (1995)

     ss. 3-204. Effect of demand on dividend and other rights:

     A stockholder who demands payment for his stock under this subtitle:

          (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under ss. 3-202 of this subtitle; and

          (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

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

5. Maryland Corporations and Associations Code Ann. ss. 3-205 (1995)

     ss. 3-205. Withdrawal of demand.

     A demand for payment may be withdrawn only with the consent of the successor.

6. Maryland Corporations and Associations Code Ann. ss. 3-206 (1995)

     ss. 3-206. Restoration of dividend and other rights.

     (a) When rights restored. -- The rights of a stockholder who demands payment are restored in full, if:

          (1) The demand for payment is withdrawn;

          (2) A petition for an appraisal is not filed within the time required by this subtitle;

          (3) A court determines that the stockholder is not entitled to relief; or

          (4) The transaction objected to is abandoned or rescinded.

     (b) Effect of restoration. -- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

7. Maryland Corporations and Associations Code Ann. ss. 3-207 (1995)

         ss. 3-207. Notice and offer to stockholders

         (a) Duty of successor. --

               (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

               (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

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

                    (i) A balance sheet as of a date not more than six months
               before the date of the offer;

                    (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

                    (iii) Any other information the successor considers
               pertinent.

     (b) Manner of sending notice. -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

8. Maryland Corporations and Associations Code Ann. ss. 3-208 (1995)

     ss. 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors

     (a) Petition for appraisal. -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

     (b) Consolidation of suits; joinder of objectors. --

          (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

          (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

9. Maryland Corporations and Associations Code Ann. ss. 3-209 (1995)

     ss. 3-209. Notation on stock certificate:

     (a) Submission of certificate. -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending.

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

If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

     (b) Transfer of stock bearing notation. -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

10. Maryland Corporations and Associations Code Ann. ss. 3-210 (1995)

     ss. 3-210. Appraisal of fair value:

     (a) Court to appoint appraisers. -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

     (b) Report of appraisers -- Filing. -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

     (c) Same -- Contents. -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

     (d) Same -- Service; objection:

          (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

          (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

11. Maryland Corporations and Associations Code Ann. ss. 3-211 (1995)

     ss. 3-211. Action by court on appraisers' report:

     (a) Order of court. -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

          (1) Confirms, modifies, or rejects it; and

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

          (2) If appropriate, sets the time for payment to the stockholder.

     (b) Procedure after order:

          (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

          (2) If the appraisers' report is rejected, the court may:

               (i) Determine the fair value of the stock and enter judgment for the stockholder; or

               (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

     (c) Judgment includes interest:

          (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under ss. 3-202 of this subtitle.

          (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under ss. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

               (i) The price which the successor offered for the stock;

               (ii) The financial statements and other information furnished to the stockholder; and

               (iii) Any other circumstances it considers relevant.

     (d) Costs of proceedings:

          (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under ss. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

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

               (i) The price which the successor offered for the stock;

               (ii) The financial statements and other information furnished to the stockholder; and

               (iii) Any other circumstances it considers relevant.

          (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

               (i) The successor did not make an offer for the stock under ss. 3-207 of his subtitle; or

               (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

     (e) Effect of judgment. -- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

12. Maryland Corporations and Associations Code Ann. ss. 3-212 (1995)

     ss. 3-212. Surrender of stock:

     The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

     (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

     (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

13. Maryland Corporations and Associations Code Ann. ss. 3-213 (1995)

     ss. 3-213. Rights of successor with respect to stock:

     (a) General rule. -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date

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

after the close of business on the day as at which fair value is to be determined under ss. 3-202 of this subtitle.

     (b) Successor in transfer of assets. -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

     (c) Successor in consolidation, merger, or share exchange. -- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.



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